Exhibit 1.1

SHARE REPURCHASE AGREEMENT

among

AERCAP HOLDINGS N.V.,

AERCAP GLOBAL AVIATION TRUST,

THE GUARANTORS NAMED HEREIN,

AMERICAN INTERNATIONAL GROUP, INC.

and

AIG CAPITAL CORPORATION

Dated as of June 1, 2015

i

ii

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is entered into as of June 1, 2015 by and among AerCap Holdings N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (and any successor in interest thereto, “AerCap”), AerCap Global Aviation Trust, a statutory trust organized under the laws of Delaware (and any successor in interest thereto, the “Issuer”), the other Guarantors (as defined in Article 1), American International Group, Inc., a Delaware corporation (and any successor in interest thereto, the “Seller”) and, solely in respect of Section 7.1 and Articles 9 and 10 hereof, AIG Capital Corporation, a Delaware corporation (and any successor in interest thereto, “AIGCC”) (collectively, the “Parties,” and each a “Party”).

W I T N E S S E T H:

WHEREAS, the Seller owns 97,560,976 ordinary shares of AerCap, each having a nominal value of EUR 0.01 per share (the “AerCap Shares”);

WHEREAS, the Seller and AerCap intend to commence an underwritten public offering pursuant to which the Seller will offer and sell not less than 35,000,000 AerCap Shares held by the Seller (the “Underwritten Shares”) pursuant to a registration statement filed with the Commission on March 31, 2015, and a prospectus supplement to be filed with the Commission on or about June 2, 2015 (the “Offering”), subject to market conditions;

WHEREAS, the Seller desires to sell to AerCap, and AerCap desires to repurchase from the Seller, the Repurchase Shares, such sale and repurchase to be upon the terms and subject to the conditions set forth in this Agreement (the “Repurchase”);

WHEREAS, in connection with the Repurchase, AerCap desires to cause the Issuer to issue, and the Seller desires to accept, 6.50% Fixed-to-Floating Rate Junior Subordinated Notes due 2045 issued by the Issuer in the aggregate principal amount of $500,000,000 (the “Notes”), upon the terms and subject to the conditions set forth in this Agreement (the “Notes Issuance”), which aggregate principal amount will comprise a portion of the Purchase Price payable by AerCap for the Repurchase Shares; and

WHEREAS, in connection with the foregoing, AerCap, the Seller and AIGCC wish to waive or amend certain provisions of the Registration Rights Agreement and the Shareholders’ Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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ARTICLE 1

DEFINITIONS

Section 1.1 Certain Terms. Whenever used in this Agreement, the following terms shall have the respective meanings given to them below:

“Action” means any claim, action, suit, litigation, arbitration or proceeding by or before any Governmental Authority.

“AerCap” has the meaning set forth in the Preamble.

“AerCap Aviation” means AerCap Aviation Solutions B.V., a private limited liability company organized under the laws of the Netherlands, and any successor in interest thereto.

“AerCap Ireland Capital” means AerCap Ireland Capital Limited, a private limited company incorporated under the laws of Ireland, and any successor in interest thereto.

“AerCap Shares” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to any Person, any other Person that at the time of determination, directly or indirectly, controls, is controlled by or is under common control with such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that, for the purposes of this Agreement, neither AerCap, on the one hand, nor the Seller, on the other hand, shall be deemed to be an Affiliate of one another.

“Agreement” has the meaning set forth in the Preamble.

“AIGCC” has the meaning set forth in the Preamble.

“Arbitral Tribunal” has the meaning set forth in Section 10.7(b).

“Arbitration Confidential Information” has the meaning set forth in Section 10.7(f).

“Arbitration Request” has the meaning set forth in Section 10.7(c).

“Bankruptcy Exception” means applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other Laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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“Business Day” means any day other than a Saturday, Sunday or a day on which banks are required or authorized to close in Amsterdam, Dublin and New York City.

“Claimant(s)” has the meaning set forth in Section 10.7(c).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Commission” means the U.S. Securities and Exchange Commission.

“Correspondence” has the meaning set forth in Section 10.7(c).

“Deed of Transfer” means the private deed of transfer in form and substance reasonably acceptable to the Seller and AerCap, to be dated the Closing Date, between the Seller and AerCap relating to the transfer by the Seller of the Repurchase Shares to AerCap.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Notes” has the meaning set forth in Section 3.2.

“Governmental Approval” has the meaning set forth in Section 4.4.

“Governmental Authority” means any federal, state, provincial or local domestic or foreign governmental, legislative, judicial, administrative, arbitral or regulatory or self-regulatory authority, agency, commission, body, court or entity.

“Guarantees” means the irrevocable and unconditional guarantee of the Notes by the Guarantors in accordance with the Indenture.

“Guarantors” means AerCap, AerCap Aviation, AerCap Ireland Capital, AerCap Ireland Limited, a private limited company incorporated under the laws of Ireland, International Lease Finance Corporation, a California corporation, and AerCap U.S. Global Aviation LLC, a Delaware limited liability company, and, in each case, any successor in interest thereto.

“ICC” has the meaning set forth in Section 10.7(b).

“ICC Court” has the meaning set forth in Section 10.7(c).

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“Indenture” means the indenture governing the Notes, to be dated the Closing Date, among the Issuer, the Guarantors and the Trustee.

“Issuer” has the meaning set forth in the Preamble.

“Law” means any federal, state, provincial or local, domestic or foreign law, statute, legislation, code, treaty, ordinance, or common law or any rule, regulation, Order, agency requirement or other requirement or rule of law of any Governmental Authority.

“Lien” means any pledge, option, mortgage, deed of trust, power of sale, retention of title, right of first refusal, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or proxy, warrant or convertible or exchangeable security, or any other right or claim of any third party (including any voting, profit, preemptive, subscription, call or similar right of any third party), or any agreement, arrangement or obligation to create any of the foregoing.

“Notes” has the meaning set forth in the Recitals.

“Notes Issuance” has the meaning set forth in the Recitals.

“Notes Registration Rights Agreement” means the registration rights agreement, to be dated the Closing Date, among the Seller, the Issuer and the Guarantors, relating to the Notes.

“Offering” has the meaning set forth in the Recitals.

“Order” means any order, writ, judgment, injunction, ruling, decree, stipulation, determination or award entered or issued by or with any Governmental Authority.

“Organizational Document” means any charter, certificate or deed of incorporation, articles of association, bylaws, operating agreement or similar formation or governing documents and instruments.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

“Purchase Price” has the meaning set forth in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 14, 2014, between AerCap and the Seller.

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“Representatives” of a Person means the directors, officers, employees, advisors, agents, stockholders, members, partners, principals, consultants, accountants, counsel, investment bankers or other representatives of such Person and of such Person’s Affiliates.

“Repurchase” has the meaning set forth in the Recitals.

“Repurchase Shares” means the number of AerCap Shares to be sold by the Seller to AerCap hereunder, which shall equal the quotient of (rounded up to the next whole share) (a) $750,000,000 and (b) the least of (i) the Underwriters’ Price (provided that, to the extent that any AerCap Shares are sold by the Seller to a Person other than the underwriters in the Offering or AerCap in the Share Repurchase on the Closing Date at a price per share that is less than the Underwriters’ Price, such lower price per AerCap Share shall be used for purposes of this calculation), (ii) 104% of the last closing price of AerCap Shares, as reported on the New York Stock Exchange, prior to the time at which the first public announcement concerning the Offering is made by the Company, and (iii) 110% of the opening price of AerCap Shares on the date of this Agreement, as reported on the New York Stock Exchange.

“Respondent(s)” has the meaning set forth in Section 10.7(c).

“Revolving Credit Agreement” means the $1,000,000,000 Five-Year Revolving Credit Agreement, dated as of December 16, 2013, among AerCap, AerCap Ireland Capital, the subsidiary guarantors listed therein, the Seller as lender and the Seller as administrative agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of May 14, 2014, between AerCap, AIGCC and the Seller.

“Subsidiary” in respect of a Person, means any corporation, partnership, joint venture, trust, limited liability company, unincorporated association or other entity in respect of which such Person: (w) is entitled to more than 50% of the interest in the capital or profits; (x) holds or controls a majority of the voting securities or other voting interests; (y) has rights via holdings of debt or other contract rights that are sufficient for control and consolidation for purposes of generally accepted accounting principles in the United States; or (z) has the right to appoint or elect a majority of the board of directors or Persons performing similar functions.

“Taxes” means all federal, state, local or foreign taxes, charges, imposts, levies, fees or assessments of any kind whatsoever (including interest, penalties, fines, additions to tax or additional amounts with respect thereto) imposed by any Governmental Authority.

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“Termination Date” means June 15, 2015.

“Trustee” means Deutsche Bank Trust Company Americas.

“Underwritten Shares” has the meaning set forth in the Recitals.

“Underwriters’ Price” means the purchase price per AerCap Share to be paid by the underwriters to the Seller in the Offering.

Section 1.2 Terms Generally.

(a) The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears.

(b) All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

(c) All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section.

(d) All references herein to a Person are also to its successors and permitted assigns.

(e) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(f) The definitions given for terms in this Article 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.

(g) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(h) Except as otherwise expressly provided herein, all references to “$” shall be deemed references to the lawful money of the United States of America.

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ARTICLE 2

REPURCHASE AND SALE OF THE REPURCHASE SHARES; CLOSING

Section 2.1 Repurchase and Sale of the Repurchase Shares. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, AerCap shall repurchase, acquire and accept from the Seller, and the Seller shall sell, assign, transfer, convey and deliver to AerCap, free and clear of all Liens, the Repurchase Shares, including the Seller’s right, title and interest in and to the Repurchase Shares and all rights attached thereto.

Section 2.2 Closing. Unless this Agreement shall have been earlier terminated pursuant to Article 9 and subject to the satisfaction or waiver of each of the conditions to the Closing set forth in Article 8, the closing of the Repurchase and the Notes Issuance (the “Closing”) shall take place immediately prior to, and upon the same day as, the closing of the sale of the Underwritten Shares at the offices of counsel to the underwriters for the Offering, or at such other time and place as AerCap and the Seller may mutually agree upon in writing (the “Closing Date”).

Section 2.3 Purchase Price.

(a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, (i) AerCap shall pay to the Seller $250,000,000 in cash, by wire transfer of immediately available funds, and (ii) AerCap shall cause the Issuer to issue, and the Issuer shall issue, to the Seller Notes in aggregate principal amount equal to $500,000,000 (collectively, the “Purchase Price”) in accordance with the terms of this Agreement and the Indenture.

(b) AerCap shall pay the Purchase Price free and clear of, and without withholding or deduction for, any Taxes imposed by any non-U.S. jurisdiction or taxing authority. If any such withholding or deduction of Taxes is required, the amount of cash payable by AerCap to the Seller under Section 2.3(a)(i) shall be increased in an amount sufficient to ensure that the Seller receives the amount of the Purchase Price the Seller would have received had there been no such withholding or deduction, and AerCap shall duly and timely pay to the appropriate taxing authorities any Taxes so withheld or deducted. For the avoidance of doubt, AerCap shall duly and timely pay to the Netherlands taxing authority such amount as is required to satisfy any Tax imposed on or with respect to the payment of the Purchase Price pursuant to the relevant Netherlands dividend withholding tax law.

Section 2.4 Closing Deliverables. At the Closing:

(a) the Seller shall deliver, or cause to be delivered, the following documents and deliverables to AerCap (each in form and substance reasonably acceptable to AerCap and its legal counsel):

(i) the Deed of Transfer, executed by the Seller;

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(ii) stock powers duly endorsed in blank or other proper instruments of assignment duly endorsed in blank, in proper form for transfer;

(iii) a receipt duly executed by an authorized executive officer of the Seller evidencing receipt by the Seller of payment, and delivery by AerCap, of the Purchase Price;

(iv) a copy, certified as of the Closing Date by an authorized executive officer of the Seller, of the resolutions (or an extract thereof) of the Seller’s board of directors or an authorized committee of the Seller, authorizing the execution and delivery of this Agreement, the consummation of the Repurchase and the purchase of the Notes; and

(v) the certificate of an authorized executive officer of the Seller required to be delivered by the Seller pursuant to Section 8.2(c).

(b) AerCap shall deliver, or cause to be delivered, the following documents and deliverables to the Seller (each in form and substance reasonably acceptable to the Seller and its legal counsel):

(i) cash equal to $250,000,000, by wire transfer of immediately available funds, to an account or accounts specified at least two Business Days prior to the Closing Date by the Seller in writing;

(ii) the Deed of Transfer, executed by AerCap, and any other required instruments of assignment or transfer;

(iii) a receipt duly executed by an authorized executive officer of AerCap evidencing receipt by AerCap of the Repurchase Shares by book-entry transfer;

(iv) the Notes in accordance with Article 3;

(v) a copy, certified as of the Closing Date by an authorized executive officer of AerCap, of the resolutions (or an extract thereof) of the board of directors or an authorized committee of each of the Issuer and the Guarantors authorizing the execution and delivery of this Agreement, the consummation of the Repurchase and the Notes Issuance; and

(vi) the certificate of authorized executive officers of the Issuer and the Guarantors required to be delivered by the Issuer and the Guarantors pursuant to Section 8.3(c).

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(c) Each of AerCap and the Seller shall execute and deliver, or cause to be executed and delivered, such other instruments or documents as they agree may be reasonably necessary to consummate and give effect to the Repurchase and the Notes Issuance.

ARTICLE 3

NOTES ISSUANCE

Section 3.1 Notes Issuance. The Issuer and the Guarantors hereby agree, on the basis of the representations, warranties and agreements of the Seller contained herein and subject to the conditions set forth herein, to issue to the Seller and, upon the basis of the representations, warranties and agreements of the Issuer and the Guarantors herein contained and subject to the conditions set forth herein, the Seller agrees to accept from the Issuer as part of the Purchase Price the Notes.

Section 3.2 Form of Delivery. The Notes will be represented by one or more definitive global notes (the “Global Notes”) in book-entry form which will be deposited by or on behalf of the Issuer with DTC or its designated custodian, or by certificated definitive securities. The Notes will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Seller shall request prior to 3:00 P.M., New York City time, on the second Business Day preceding the Closing Date. The Notes to be delivered to the Seller shall be made available to the Seller in New York City not later than 3:00 P.M., New York City time, on the Business Day next preceding the Closing Date.

Section 3.3 Securities Eligibility. The Issuer and the Guarantors will use their commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through DTC and to obtain CUSIP/ISIN identification numbers issued by Standard & Poor’s CUSIP Service Bureau for the Notes.

Section 3.4 No Additional Sales. During the period of one year after the Closing Date, the Issuer and the Guarantors will not, and will not permit any of their Affiliates to, sell any of the Notes that constitute “restricted securities” under Rule 144 of the Securities Act that have been acquired by them.

Section 3.5 Listing. The Issuer and Guarantors covenant to use their commercially reasonable efforts to list the Notes on the Irish Stock Exchange no later than the first initial interest payment date for the Notes and to maintain such listing on the Irish Stock Exchange or another recognized stock exchange, as defined under the Irish Tax Consolidation Act, for a period of not less than seven years from the Closing Date.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Issuer and the Guarantors as of the date hereof and as of the Closing Date as follows:

Section 4.1 Organization and Standing. Each of the Seller and AIGCC is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2 Authorization. Each of the Seller and AIGCC has all requisite corporate power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and, in the case of the Seller, to consummate the Repurchase and the Notes Issuance. The execution and delivery of this Agreement and, in the case of the Seller, the consummation of the Repurchase and the Notes Issuance have been duly and validly authorized and approved by all requisite corporate action on the part of the Seller and AIGCC.

Section 4.3 Enforceability. This Agreement has been duly and validly executed and delivered by the Seller and AIGCC and, assuming the due authorization, execution and delivery of this Agreement by the Issuer and the Guarantors, this Agreement constitutes a valid and binding obligation of the Seller and AIGCC, enforceable against the Seller and AIGCC in accordance with its terms, except as enforceability may be limited by the Bankruptcy Exception.

Section 4.4 No Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with, or prior notice to, any Governmental Authority (each, a “Governmental Approval”) is required on the part of the Seller, AIGCC or any of their Affiliates in connection with the execution and delivery of this Agreement and the consummation by the Seller and AIGCC of the transactions contemplated hereby, except (i) any pre-Closing or post-Closing filings that may be required to be made under the Securities Act or the Exchange Act and (ii) such other Governmental Approvals the failure of which to make or obtain would not prevent, enjoin or materially delay the consummation of the Repurchase or the Notes Issuance.

Section 4.5 No Conflicts. The execution, delivery and performance by the Seller of this Agreement and compliance by the Seller and AIGCC with the terms hereof and the consummation by the Seller and AIGCC of the transactions contemplated hereby will not (i) violate or conflict with, or result in a breach of, any Organizational Document of the Seller, AIGCC or any of their Affiliates, (ii) violate or conflict with any Law to which the Seller, AIGCC or any of their Affiliates is subject or bound, which violations or conflicts would prevent, enjoin or materially delay the consummation of the Repurchase or the Notes Issuance, or (iii) result in a violation or breach of any provision of, or constitute (with or without the giving of notice or the lapse of time or both) a

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default under, or give rise to any right of termination, cancellation or acceleration under any material agreement, undertaking, commitment or obligation to which the Seller, AIGCC or any of their Affiliates is a party, or by which any of their respective assets or properties are subject or bound, which violations, breaches, defaults, terminations, cancellations or accelerations would prevent, enjoin or materially delay the consummation of the Repurchase or the Notes Issuance.

Section 4.6 Title to the Repurchase Shares. The Seller owns, beneficially and of record, and has good and valid title in and to, the Repurchase Shares. At the Closing, the Seller shall deliver to AerCap good and valid title to the Repurchase Shares, free and clear of all Liens.

Section 4.7 No Registration.

(a) The Seller acknowledges that the Notes Issuance (including the issuance of the Guarantees) has not been registered under the Securities Act, that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes cannot be offered, sold, pledged or otherwise transferred unless they are registered under the Securities Act or are transferred in a transaction exempt from, or not subject to, registration under the Securities Act.

(b) The Seller is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and an accredited investor within the meaning of Rule 501(a) under the Securities Act.

(c) The Seller is acquiring the Notes for its own account and for investment purposes only and not with a view to any distribution thereof within the meaning of the Securities Act.

(d) Notwithstanding anything to the contrary in this Agreement, the Notes may be transferred in whole or in part at any time between or among the Seller or any Subsidiary of the Seller.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE

GUARANTORS

The Issuer and the Guarantors hereby represent and warrant, jointly and severally, to the Seller as of the date hereof and as of the Closing Date as follows:

Section 5.1 Organization and Standing. Each of the Issuer and the Guarantors has been duly organized and is validly existing and in good standing (where such concept is legally recognized in the applicable jurisdiction) under the Laws of its jurisdiction of organization.

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Section 5.2 Authorization.

(a) The Issuer and the Guarantors have all requisite corporate or other organizational power (as applicable) and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and to consummate the Repurchase and the Notes Issuance, as the case may be. The execution and delivery of this Agreement and the consummation of the Repurchase and the Notes Issuance have been duly and validly authorized and approved by all requisite corporate or other organizational (as applicable) action on the part of the Issuer and the Guarantors, as the case may be.

(b) The Issuer and the Guarantors have all requisite corporate or other organizational power (as applicable) and authority to execute and deliver, and to perform their respective obligations under, the Indenture, the Notes, the Guarantees and the Notes Registration Rights Agreement, as the case may be. The execution and delivery of the Indenture (including each Guarantee set forth therein), the Notes and the Notes Registration Rights Agreement have been duly and validly authorized and approved by all requisite corporate or other organizational (as applicable) action on the part of the Issuer and the Guarantors, as the case may be.

Section 5.3 Enforceability.

(a) This Agreement has been duly and validly executed and delivered by the Issuer and the Guarantors and, assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement constitutes a valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, except as enforceability may be limited by the Bankruptcy Exception.

(b) The Indenture (including each Guarantee set forth therein) has been duly authorized by each of the Issuer and the Guarantors and, when duly executed and delivered in accordance with its terms by the parties thereto, will constitute a valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, except as enforceability may be limited by the Bankruptcy Exception.

(c) The Notes have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by the Bankruptcy Exceptions, and will be entitled to the benefits of the Indenture.

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(d) The Notes Registration Rights Agreement has been duly authorized by the Issuer and the Guarantors and, when duly executed and delivered in accordance with its terms by the parties thereto, will constitute a valid and binding obligation of the Issuer and the Guarantors enforceable against the Issuer and the Guarantors in accordance with its terms, except as enforceability may be limited by the Bankruptcy Exception and except to the extent indemnification provisions therein may be limited by applicable Law.

Section 5.4 No Consents. No Governmental Approval is required on the part of the Issuer, the Guarantors or any of their Affiliates in connection with the execution and delivery of this Agreement, the Indenture, the Notes, the Guarantees or the Notes Registration Rights Agreement or in connection with the consummation by the Issuer or the Guarantors of the transactions contemplated hereby or thereby, except (i) any pre-Closing or post-Closing filings that may be required to be made under the Securities Act or the Exchange Act and (ii) such other Governmental Approvals the failure of which to make or obtain would not prevent, enjoin or materially delay the consummation of the Repurchase or the Notes Issuance.

Section 5.5 No Conflicts. The execution, delivery and performance by the Issuer and the Guarantors of this Agreement, the Indenture, the Notes, the Guarantees and the Notes Registration Rights Agreement and compliance by the Issuer and the Guarantors with the terms thereof, as the case may be, and the consummation by the Issuer and the Guarantors of the transactions contemplated hereby or thereby will not (i) violate or conflict with, or result in a breach of, any Organizational Document of the Issuer, the Guarantors or any of their Affiliates, (ii) violate or conflict with any Law to which the Issuer, the Guarantors or any of their Affiliates is subject or bound, which violations or conflicts would prevent, enjoin or materially delay the consummation of the Repurchase or the Notes Issuance, or (iii) result in a violation or breach of any provision of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration under any material agreement, undertaking, commitment or obligation to which the Issuer, the Guarantors or any of their Affiliates is a party, or by which any of their respective assets or properties are subject or bound, which violations, breaches, defaults, terminations, cancellations or accelerations would prevent, enjoin or materially delay the consummation of the Repurchase or the Notes Issuance.

Section 5.6 Class of Notes and Guarantees. When the Notes and the Guarantees are issued and delivered pursuant to this Agreement, the Notes and the Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Issuer or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.

Section 5.7 Exemption from the Securities Act. Assuming the accuracy of the Seller’s representations and warranties in Section 4.7, it is not necessary, in connection

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with the offer, sale and delivery of the Notes hereunder, to register the Notes Issuance (including the issuance of the Guarantees) under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

Section 5.8 No General Solicitation. None of the Issuer, the Guarantors nor any of their Affiliates has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act.

Section 5.9 No Integrated Securities. None of the Issuer, the Guarantors nor any of their Affiliates has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, and each of the Issuer and the Guarantors agree not to sell, offer for sale, solicit officers to buy or otherwise negotiate in respect of, directly or through any agent, any security that is or will be integrated with the sale of the Notes in a manner that would require registration of the Commission.

Section 5.10 No Stabilization or Manipulation. None of the Issuer, the Guarantors nor any of their Affiliates has taken, and each will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer or the Guarantors in connection with the Repurchase and the Notes Issuance, as the case may be.

ARTICLE 6

COVENANTS

Section 6.1 Commercially Reasonable Efforts; Other Action.

(a) From the date hereof through the Closing or earlier termination of this Agreement, each of the Parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all action and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable, subject to applicable Laws, to consummate and give effect to the Repurchase and the Notes Issuance, as promptly as practicable, including the taking of such actions necessary to satisfy the conditions to Closing set forth in Article 8 that are within the control of such Party. Notwithstanding the foregoing or anything to the contrary in this Agreement, AerCap and its Affiliates shall not be required to take any action, or omit to take any action, in connection with the Offering except for actions or omissions required by the Registration Rights Agreement, which agreement governs the respective rights and obligations of the Seller and AerCap in connection with the Offering.

(b) From and after the Closing, each of the Parties shall, and shall cause their respective Affiliates and Representatives to, execute and deliver such further agreements

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and other documents and take such other actions as the other may reasonably request, or as are necessary, proper or advisable, to consummate and give effect to the Repurchase and the Notes Issuance as promptly as practicable; provided that such agreements, documents and actions shall not result in an increase in or addition to the obligations of the Parties beyond those expressly set forth in the Agreement.

Section 6.2 Approvals.

(a) Each of the Parties shall use its commercially reasonable efforts to obtain as promptly as reasonably practicable any Governmental Approval that is necessary, proper or advisable (whether so necessary, proper or advisable prior to, at or after the Closing) under this Agreement, or pursuant to applicable Law, to consummate and give effect to the Repurchase and the Notes Issuance. Each of the Parties shall cooperate with the reasonable requests of the other Party in seeking to obtain as promptly as reasonably practicable any such Governmental Approval.

(b) Without limiting the generality of the foregoing, the Parties shall each promptly make all filings and notifications with all Persons that may be or may become reasonably necessary, proper or advisable under this Agreement, or pursuant to applicable Law, to consummate and give effect to the Repurchase and the Notes Issuance.

(c) Each of the Parties shall promptly notify the other of any communication it or any of its Affiliates or its or their respective Representatives receives from any Governmental Authority relating to any required Governmental Approval. The Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing.

Section 6.3 Public Announcement. The Parties, and their respective Affiliates, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the Offering, the Repurchase or the Notes Issuance, as the case may be, and the Party issuing such press release or making such public statement shall give reasonable consideration to all such comments. The foregoing shall not apply after the Closing or the earlier termination of this Agreement to any press release or other public statement made by any of the Parties or their respective Affiliates which (a) does not contain any further information with respect to the Offering, the Repurchase or the Notes Issuance to that which has been previously announced or made public in accordance with the terms of this Section 6.3 or (b) is made in the ordinary course of business and does not relate specifically to the Offering, the Repurchase or the Notes Issuance.

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Section 6.4 Taxes.

(a) Notwithstanding any other provision of this Agreement or any other agreement to the contrary, the Issuer and the Guarantors shall pay, and shall indemnify, defend and hold harmless the Seller from and against, any sales, use, transfer, excise, value-added, stamp, issuance or similar Taxes imposed by any non-U.S. jurisdiction or taxing authority on or with respect to the Repurchase or the Notes Issuance, or the execution, delivery, satisfaction or enforcement of this Agreement, in each case other than any such taxes imposed solely as a result of a present or former connection between the Seller and such jurisdiction or taxing authority, which shall be borne entirely by Seller.

(b) The Issuer shall, for U.S. federal income tax purposes, treat (i) the Notes as issued with an “issue price” equal to two-thirds of the aggregate fair market value, as of the Closing Date, of the Repurchase Shares and as not subject to the rules applicable to “contingent payment debt instruments” and (ii) the likelihood that the Issuer will exercise its right to defer interest payments on the Notes as “remote”.

Section 6.5 No Other Transactions. Prior to the earlier of the Closing and the termination of this Agreement, the Seller shall not sell, transfer or dispose of or agree to sell, transfer or dispose of any AerCap Shares except pursuant to the Offering and the Repurchase.

ARTICLE 7

WAIVERS AND AGREEMENTS

Section 7.1 Shareholders’ Agreement.

(a) Pursuant to Section 7.7 of the Shareholders’ Agreement, AerCap, the Seller and AIGCC hereby agree to waive (subject to Article 9) Section 3.1(a) of the Shareholders’ Agreement solely to the extent necessary to permit the Offering and the Repurchase.

(b) Pursuant to Section 7.7 of the Shareholders’ Agreement, AerCap, effective upon the consummation of the Repurchase and the Offering, the Seller and AIGCC hereby agree to amend the definition of “Voting Agreement Period” in Section 1.1 of the Shareholders’ Agreement by replacing “twenty-four and nine-tenths percent (24.9%)” with “nineteen and nine-tenths percent (19.9%).”

(c) Pursuant to Section 7.7 of the Shareholders’ Agreement, AerCap, effective upon the consummation of the Repurchase and the Offering, the Seller and AIGCC hereby agree to replace the definition of “Voting Agreement Period Voting Shares” in Section 1.1 of the Shareholders’ Agreement in its entirety with the following: “‘Voting Agreement Period Voting Shares’ means, at any time of calculation during the Voting Agreement Period, the number of Company Ordinary Shares equal to the product of (a) the quotient of (i) 19.9 divided by (ii) 80.1 times (b) the difference of (i) the total number

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of Company Ordinary Shares outstanding at such time minus (ii) the total number of Company Ordinary Shares Beneficially Owned by the Investors (collectively) at such time.”

(d) Pursuant to Section 7.7 of the Shareholders’ Agreement, AerCap, the Seller and AIGCC hereby agree to replace the proviso of Section 2.1(a) of the Shareholders’ Agreement in its entirety with the following: “provided that the Company shall not enter into an agreement with any other Person giving such Person the exercisable right to designate more than two (2) directors to the Board.”

(e) Except as expressly set forth in this Section 7.1, the Shareholders’ Agreement remains in full force and effect in accordance with its terms.

Section 7.2 Registration Rights Agreement.

(a) Pursuant to Section 13(e) of the Registration Rights Agreement, AerCap and the Seller hereby agree to waive (subject to Article 9) Section 1(g)(ii)of the Registration Rights Agreement solely to the extent necessary to permit the Offering and the Repurchase.

(b) Pursuant to Section 13(e) of the Registration Rights Agreement, effective upon the consummation of the Repurchase and the Offering, AerCap and the Seller hereby agree to amend Section 1(g)(i) of the Registration Rights Agreement by replacing “120 days” with “60 days”.

(c) AerCap acknowledges that, with respect to the Offering, this Agreement constitutes delivery of notice of the Seller to AerCap pursuant to Section 1(e) of the Registration Rights Agreement.

(d) Except as expressly set forth in this Section 7.2, the Registration Rights Agreement remains in full force and effect in accordance with its terms.

Section 7.3 Revolving Credit Agreement. AerCap, AerCap Ireland Capital and the subsidiary guarantors under the Revolving Credit Agreement agree, upon consummation of the Repurchase and the Notes Issuance, to reduce the commitment under the Revolving Credit Agreement in an amount equal to the principal amount of the Notes issued hereunder, in accordance with Section 4.1 of the Revolving Credit Agreement.

ARTICLE 8

CONDITIONS TO CLOSING

Section 8.1 Conditions to the Obligations of Each Party. The obligations of each of the Seller, the Issuer and the Guarantors to consummate the Repurchase and the

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Notes Issuance are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing upon the mutual agreement of AerCap and the Seller:

(a) Each of AerCap and the Seller shall be reasonably satisfied that all conditions to the consummation of the Offering have been satisfied (or waived) in accordance with the underwriting agreement for the Offering and that the consummation of the Offering will occur pursuant to the underwriting agreement for the Offering promptly following the Closing.

(b) (i) No Order by any Governmental Authority of competent jurisdiction shall be in effect, and (ii) there shall be no Law enacted, issued, promulgated, enforced or entered that, in either case, enjoins, prohibits or makes illegal the consummation of the Repurchase or the Notes Issuance.

(c) No material Action challenging this Agreement, the Repurchase or the Notes Issuance seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person and be pending, which in the reasonable judgment of AerCap or the Seller, may reasonably be expected to cause AerCap or the Seller or any of their Affiliates to incur or suffer any material loss, claim, damage, cost, liability or expense (or Action in respect thereof), including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any Action.

Section 8.2 Conditions to the Obligations of the Issuer and the Guarantors. The obligations of the Issuer and the Guarantors to consummate the Notes Issuance and of AerCap to consummate the Repurchase are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by AerCap:

(a) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time (except those representations and warranties that are made as of or refer to a specific date need be true and correct only as of such date).

(b) The Seller shall have performed or complied with, in each case, in all material respects, all of the covenants and agreements required by this Agreement to be performed or complied with by it at or before the Closing.

(c) The Seller shall have delivered to AerCap a certificate, dated as of the Closing Date, executed on behalf of the Seller by an authorized executive officer thereof, certifying that the conditions specified in Section 8.2(a) and Section 8.2(b) have been fulfilled.

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Section 8.3 Conditions to the Obligations of the Seller. The obligation of the Seller to consummate the Repurchase and the Notes Issuance is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Seller:

(a) The representations and warranties of the Issuer and the Guarantors contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time (except those representations and warranties that are made as of or refer to a specific date need be true and correct only as of such date).

(b) The Issuer and the Guarantors shall have performed or complied with, in each case, in all material respects, all of the covenants and agreements required by this Agreement to be performed or complied with by them at or before the Closing.

(c) The Issuer and the Guarantors shall have delivered to the Seller a certificate, dated as of the Closing Date, executed by authorized executive officers thereof, certifying that the conditions specified in Section 8.3(a) and Section 8.3(b) have been fulfilled.

(d) Pursuant to Section 4.1 of the Revolving Credit Agreement, the Seller shall have received notice from AerCap and AerCap Ireland Capital stating that the amount of the commitment under the Revolving Credit Agreement shall, upon consummation of the Repurchase and the Notes Issuance, be reduced in an amount equal to the aggregate principal amount of the Notes issued hereunder.

(e) Cravath, Swaine & Moore LLP shall have furnished to the Seller its written opinion, as New York counsel to the Issuer and the Guarantors, relating to the Notes Issuance and addressed to the Seller and dated the Closing Date, substantially in the form agreed among the Parties hereto.

(f) NautaDutilh N.V. shall have furnished to the Seller its written opinion, as Dutch counsel to AerCap and AerCap Aviation, relating to the Notes Issuance and addressed to the Seller and dated the Closing Date, substantially in the form agreed among the Parties hereto.

(g) McCann FitzGerald shall have furnished to the Seller its written opinion, as Irish counsel to AerCap Ireland Capital and AerCap Ireland Limited, relating to the Notes Issuance and addressed to the Seller and dated the Closing Date, substantially in the form agreed among the Parties hereto.

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(h) Morris, Nichols, Arsht & Tunnell LLP shall have furnished to the Seller its written opinion, as Delaware counsel to AerCap Global Aviation Trust and AerCap U.S. Global Aviation LLC, relating to the Notes Issuance and addressed to the Seller and dated the Closing Date, substantially in the form agreed among the Parties hereto.

(i) Buchalter Nemer, a Professional Corporation, shall have furnished to the Seller its written opinion, as California counsel to International Lease Finance Corporation, relating to the Notes Issuance and addressed to the Seller and dated the Closing Date, substantially in the form agreed among the Parties hereto.

(j) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) downgrading shall have occurred in the rating accorded the debt securities of the Issuer or the Guarantors or any of its subsidiaries by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Section 3(a)(62) under the Exchange Act, or (ii) such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuer’s or the Guarantors’ debt securities.

(k) The Notes shall be eligible for clearance and settlement through DTC and CUSIP/ISIN identification numbers issued by Standard & Poor’s CUSIP Service Bureau shall have been obtained for the Notes, and the Seller shall have received appropriate evidence thereof.

(l) The Issuer shall have executed and the Trustee shall have authenticated and delivered a Global Note or Notes and/or certificated definitive securities, in each case, representing the Notes, in form and substance satisfactory to the Seller and as the Seller requests pursuant to Section 3.2.

(m) The Issuer and the Guarantors shall have executed and delivered the Notes Registration Rights Agreement, in substantially the form attached as Exhibit A hereto, and the Seller shall have received a copy thereof, duly executed by the Issuer and the Guarantors.

(n) The Issuer, the Guarantors and the Trustee shall have executed and delivered the Indenture, in substantially the form attached as Exhibit B hereto, and the Seller shall have received a copy thereof, duly executed by the Issuer, the Guarantors and the Trustee.

(o) The Issuer and the Trustee shall have executed and delivered the Global Note, in substantially the form attached as Exhibit C hereto, and the Seller shall have received a copy thereof, duly executed by the Issuer and the Trustee.

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(p) There shall exist at and as of the Closing Date no condition that would constitute an Event of Default (as defined in the Indenture).

ARTICLE 9

TERMINATION

Section 9.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the Repurchase and the Notes Issuance abandoned:

(a) by the mutual consent of the Seller and AerCap as evidenced in a writing signed by each of the Seller and AerCap; or

(b) by either the Seller or AerCap on or after the Termination Date (as such date may be extended from time to time by mutual agreement in writing of the Seller and AerCap) if the Closing shall not have occurred prior to such date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to the party seeking termination if that party has breached any of its obligations under this Agreement, which breach has caused or resulted in the failure of the Closing to occur prior to such date.

Section 9.2 Notice of Termination. In the event of a termination by the Seller or AerCap pursuant to this Article 9, written notice thereof shall promptly be given to the other Parties and the Repurchase and the Notes Issuance shall be abandoned without any further action by any of the Parties.

Section 9.3 Effect of Termination.

(a) If this Agreement is terminated and the Repurchase and the Notes Issuance abandoned in accordance with the terms of this Article 9, this Agreement (including the waivers and agreements set forth in Article 7) shall become void and of no further force and effect without any liability on the part of any of the Parties; provided that the provisions of this Article 9, Article 10 and Section 7.1(d) shall survive any termination of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, nothing in this Article 9 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in

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person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following respective addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.1):

if to the Issuer or the Guarantors:

AerCap Holdings N.V.

AerCap House

Stationsplein 965

1117 CE Schiphol

The Netherlands

Fax number: +31 20 655 9100

Attention: Chief Legal Officer

                  Head of Corporate Legal

With a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Fax: 212-474-3700

Attention: Craig F. Arcella

                  Keith Hallam

if to the Seller or AIGCC:

American International Group, Inc.

80 Pine Street

New York, New York 10005

United States of America

Fax: 212-770-3500

Attention: General Counsel

With a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Peter J. Loughran, Esq.

Email Address: pjloughran@debevoise.com

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Section 10.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 10.3 Amendment and Modification; Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of AerCap and the Seller. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.4 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the Repurchase and the Notes Issuance and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Seller and/or its respective Affiliates, on the one hand, and the Issuer and the Guarantors and/or their Affiliates, on the other hand, with respect to the Repurchase and the Notes Issuance.

Section 10.5 Assignment. This Agreement shall not be directly or indirectly assigned, delegated, sublicensed or transferred by any Party, in whole or in part, to any other Person (including any bankruptcy trustee) by operation of Law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.

Section 10.6 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.7 Governing Law; Waiver of Jury Trial.

(a) This Agreement, the Repurchase, the Notes Issuance and all transactions contemplated by this Agreement, and all claims and defenses of any nature (including contractual and non-contractual claims and defenses) arising out of or relating to this Agreement, any transaction contemplated by this Agreement, and the formation, applicability, breach, termination or validity of this Agreement, shall be governed by and

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construed in accordance with the laws of the State of New York without giving effect to any conflicts of law principles that would apply the Law of another jurisdiction, except that Section 7.1 relating to waivers and amendments to the Shareholders’ Agreement shall be governed by and construed in accordance with the laws of the Netherlands without giving effect to any conflict of law principles that would apply the Law of another jurisdiction.

(b) Except as provided in Section 10.7(j), any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or the transactions contemplated by this Agreement or the formation, applicability, breach, termination or validity thereof, shall be finally settled exclusively by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The arbitration shall be conducted by three arbitrators (the “Arbitral Tribunal”). The arbitration shall be conducted in the English language and the seat of the arbitration shall be New York, New York.

(c) The party or parties initiating arbitration (the “Claimant(s)”) shall nominate an arbitrator in its (their) request for arbitration (the “Arbitration Request”). The party or parties named as Respondent(s) in the Arbitration Request (the “Respondent(s)”) shall nominate an arbitrator within thirty (30) days of receipt of the Arbitration Request and shall notify the Claimant(s) of such nomination in writing. If within thirty (30) days of receipt of the Arbitration Request by the Respondent(s), the Respondent(s) has (have) not nominated an arbitrator, then the International Court of Arbitration of the ICC (the “ICC Court”) shall appoint an arbitrator on behalf of the Respondent(s). The first two arbitrators nominated by the parties or appointed by the ICC Court in accordance with the above shall nominate a third arbitrator within thirty (30) days of the confirmation by the ICC Court (or appointment in accordance with the above) of the arbitrator nominated/appointed on behalf of the Respondent(s). When the third arbitrator has accepted the nomination, the other two arbitrators shall promptly notify the parties of the nomination. If the first two arbitrators nominated/appointed fail to nominate a third arbitrator within the thirty (30) days referred to above, the ICC Court shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as chair of the Arbitral Tribunal. Each arbitrator shall be qualified to practice law under the Laws of the State of New York. An arbitrator shall be deemed to have met these qualifications unless any party objects within fifteen (15) days.

(d) The parties agree that any Award by the Arbitral Tribunal on interim measures shall be fully enforceable as such and an application for interim measures to a court of competent jurisdiction by any party to the arbitration shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate set out in this Section 11.

(e) In order to facilitate the comprehensive resolution of related disputes and to avoid inconsistent decisions in related disputes, upon request of any party to an

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arbitration proceeding commenced pursuant to this Section 11, any dispute, controversy or claim subsequently noticed for arbitration under the provisions of this Section may be consolidated with the earlier-commenced arbitration proceeding, as determined within the discretion of the Arbitral Tribunal appointed in the first-commenced arbitration proceeding. The Arbitral Tribunal must not consolidate such arbitrations unless the Arbitral Tribunal determines that (i) there are issues of fact or law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party hereto would be prejudiced as a result of such consolidation through undue delay, conflict of interest or otherwise. If the Arbitral Tribunal and any arbitration tribunal appointed in a subsequent arbitration proceeding disagree as to whether their respective arbitrations should be consolidated there shall be no consolidation.

(f) The ICC Court, any arbitrator, and their agents or Representatives, shall keep confidential and not disclose to any non-party the existence of the arbitration, non-public materials and information provided in the arbitration by another party, and orders or awards made in the arbitration (together, the “Arbitration Confidential Information”). If a party or an arbitrator wishes to involve in the arbitration a non-party – including a fact or expert witness, stenographer, translator or any other person – the party or arbitrator shall make reasonable efforts to secure the non-party’s advance agreement to preserve the confidentiality of the Arbitration Confidential Information. Notwithstanding the foregoing, a party may disclose Arbitration Confidential Information to the extent necessary to: (i) prosecute or defend the arbitration or proceedings related to it (including enforcement or annulment proceedings), or to pursue a legal right; (ii) respond to a compulsory order or request for information of a governmental or regulatory body; (iii) make disclosure required by law or by the rules of a securities exchange; (iv) seek legal, accounting or other professional services, or satisfy information requests of potential acquirers, investors or lenders, provided that in each case of any disclosure allowed under the foregoing circumstances (i) through (iv), where possible, the producing party takes reasonable measures to ensure that the recipient preserves the confidentiality of the information provided. The Arbitral Tribunal may permit further disclosure of Arbitration Confidential Information where there is a demonstrated need to disclose that outweighs any party’s legitimate interest in preserving confidentiality. This confidentiality provision survives termination of this Agreement and of any arbitration brought pursuant to this Agreement. This confidentiality provision may be enforced by an arbitral tribunal or any court of competent jurisdiction, and an application to a court to enforce this provision shall not waive or in any way derogate from the agreement to arbitrate set out in this Section 11.

(g) If there is any dispute as to whether a dispute, controversy or claim is subject to arbitration, the Arbitral Tribunal shall have jurisdiction to decide the same.

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(h) The agreement to arbitrate under this Section 11 shall be specifically enforceable. Any Award rendered by the Arbitral Tribunal shall be in writing and shall be final and binding upon the parties, and may include an award of costs, including reasonable legal fees and disbursements, to the prevailing party. The parties undertake to carry out any Award without delay and waive their right to any form of recourse based on grounds other than those contained in the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 insofar as such waiver can validly be made. Judgment upon any Award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets and, to the maximum extent permitted by Law, the parties agree that any court of competent jurisdiction in which enforcement of the Award is sought shall have power to enforce the relief awarded by the Arbitral Tribunal, regardless of whether such relief is characterized as legal, equitable or otherwise.

(i) Except as provided in Section 10.7(j), each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts located in New York, New York for enforcing the Parties’ agreement to arbitrate, enforcing any arbitration Award or obtaining or enforcing interim measures (including injunctive relief). THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY IN ANY COURT OF COMPETENT JURISDICTION IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Notwithstanding anything to the contrary in this Section 10.7, any dispute, controversy or claim arising out of or in connection with, or relating to, Section 7.1 or the formation, applicability, breach, termination or validity thereof, shall in the first instance be settled by the courts of Amsterdam, The Netherlands.

Section 10.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 10.9 Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

Section 10.10 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisers and accountants, incurred in connection with this Agreement, the Repurchase and the Notes Issuance shall be paid by the Person incurring such costs and expenses, whether or not the Closing shall have occurred.

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Section 10.11 Specific Performance. (a) The Parties hereby agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (b) it is accordingly agreed that, without the necessity of posting bond or other undertaking, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition to any other remedy to which such Party is entitled at law or in equity and (c) in the event that any Action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

AERCAP HOLDINGS N.V.

By:	/s/ Marnix den Heijer
Name:	Marnix den Heijer
Title:	Authorised Signatory

AERCAP IRELAND CAPITAL LIMITED

By:	/s/ Tom Kelly
Name:	Tom Kelly
Title:	Director

AERCAP GLOBAL AVIATION TRUST

By:	/s/ Ian Sutton
Name:	Ian Sutton
Title:	CFO

AERCAP AVIATION SOLUTIONS B.V.

By:	/s/ Keith Helming
Name:	Keith Helming
Title:	Director

AERCAP IRELAND LIMITED

By:	/s/ Tom Kelly
Name:	Tom Kelly
Title:	Director

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Erwin den Dikken
Name:	Erwin den Dikken
Title:	CEO

[Signature Page to Share Repurchase Agreement]

AERCAP U.S. GLOBAL AVIATION LLC

By:	/s/ Tom Kelly
Name:	Tom Kelly
Title:	Director

[Signature Page to Share Repurchase Agreement]

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Brian T. Schreiber
Name:	Brian T. Schreiber
Title:	Executive Vice President and Chief Strategy Officer

[Signature Page to Share Repurchase Agreement]

AIG CAPITAL CORPORATION

By:	/s/ Ed Holmes
Name:	Ed Holmes
Title:	General Counsel

[Signature Page to Share Repurchase Agreement]

Exhibit A

Form of Notes Registration Rights Agreement

AERCAP GLOBAL AVIATION TRUST

6.50% FIXED-TO-FLOATING RATE JUNIOR

SUBORDINATED NOTES DUE 2045

REGISTRATION RIGHTS AGREEMENT

Dated as of June [●], 2015

i

This REGISTRATION RIGHTS AGREEMENT, dated as of June [●], 2015 (this “Agreement”), is made between AerCap Global Aviation Trust, a statutory trust organized under the laws of Delaware (the “Company”), American International Group, Inc., a Delaware corporation (together with its successors, permitted assigns and Permitted Transferees, the “Noteholder”), and the guarantors of the Notes listed on Schedule I hereto (the “Guarantors”).

A. On the date hereof, the Company issued to the Noteholder 6.50% Fixed-to-Floating Rate Junior Subordinated Notes due 2045 in the aggregate principal amount of $500,000,000 (the “Notes”), pursuant to the Share Repurchase Agreement, dated as of June 1, 2015 (the “Share Repurchase Agreement”), among the Company, the Guarantors and the Noteholder.

B. The Notes are being issued under an indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee, and the Company’s obligations under the Notes and the Indenture will be guaranteed on a junior subordinated, unsecured basis (collectively, the “Guarantees”) by the Guarantors.

C. In connection with the Closing of the transactions under the Share Repurchase Agreement, the Company and the Guarantors desire to grant to the Noteholder certain registration rights in the United States with respect to the Notes issued to the Noteholder pursuant to the Share Repurchase Agreement.

D. Capitalized terms used in this Agreement are used as defined in Section 9.

Now, therefore, the parties hereto agree as follows:

1. Demand Registrations.

(a) Short-Form Registration. At any time after the date that is 90 days after the Closing Date, so long as the Noteholder holds Notes and such securities are Registrable Securities and so long as the Company and the Guarantors are eligible to use Form F-3 or Form S-3 (or a comparable form), for the registration of its Notes, the Noteholder may make one or more Registration Requests to the Company covering all or a portion of the Registrable Securities held by it pursuant to a shelf registration for the sale or distribution of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”). Any Shelf Registration shall provide for the resale of the Notes from time to time by and pursuant to any method or combination of methods legally available to the Noteholder (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, block trades, derivative transactions with third parties and hedging transactions). The Company and the Guarantors shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Noteholder.

(b) Other Demand Registration. At any time after the date that is 90 days after the Closing Date, so long as the Noteholder holds Notes and such securities are Registrable Securities, if the Company and the Guarantors are not eligible to use Form F-3 or Form S-3 (or a comparable form) for the registration of its Notes, the Noteholder may make one or more Registration Requests other than a Shelf Registration covering all or a portion of the Registrable Securities held by it pursuant to the Securities Act. The Company and the Guarantors shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Noteholder.

(c) The Company and the Guarantors, within thirty (30) days of the date on which the Company receive a Registration Request given by the Noteholder in accordance with Section 1(a) or Section 1(b) hereof, will file with the Commission, and the Company will thereafter use commercially reasonable efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the principal amount of Registrable Securities specified by the Noteholder in such Registration Request (it being agreed that that the Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act if Rule 462(e) is available to the Company and the Guarantors); provided, however, that the Company and the Guarantors shall not be obligated to give effect to any Registration Request if, in the reasonable judgment of AerCap, it is not feasible for the Company and the Guarantors to proceed with such registration because of the unavailability of audited or other required financial statements of AerCap or any other Person; provided that the Company and the Guarantors shall use their commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(d) The Company and the Guarantors will use commercially reasonable efforts to keep each Shelf Registration Statement filed pursuant to this Section 1 continuously effective and usable for the resale of the Registrable Securities covered thereby until the earlier of (i) three (3) years from the effective date of such Shelf Registration Statement and (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement; provided that, if on the third (3rd) anniversary date of the effectiveness of a Shelf Registration Statement Registrable Securities covered by such Shelf Registration Statement remain unsold, the Company and the Guarantors shall re-file such Shelf Registration upon its expiration and keep such re-filed Shelf Registration Statement effective and usable for the aforesaid period. The time period for which the Company and the Guarantors are required to maintain the effectiveness of any Registration Statement is hereinafter referred to as the “Effectiveness Period”.

(e) After the date that is 90 days after the Closing Date, at any time that any Shelf Registration is effective, if the Noteholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering or distribution of all or part of its Registrable Securities included by it on any Shelf Registration (a “Shelf Offering”) and stating the principal amount of the Registrable Securities to be included in the Shelf Offering, then the Company and the Guarantors shall amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.

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(f) Selection of Underwriters. If the Noteholder intends to distribute the Registrable Securities covered by any Registration Request or Take-Down Notice by means of an underwritten offering, the Noteholder will so advise the Company as a part of the Registration Request or Take-Down Notice. Subject to the last sentence of this Section 1(f), the Company and the Guarantors will not be obligated to effect more than three (3) such underwritten offerings in any 12-month period. In connection with any such underwritten offering, (i) if there are less than five total joint book-running managing underwriters, the Company will have the right to appoint one such joint book-running managing underwriter, and (ii) if there are five or more total joint book-running managing underwriters, the Company will have the right to appoint two such joint book-running managing underwriters, and in each case the Noteholder will have the right to appoint the remaining joint book-running managing underwriters; provided that each of the joint book-running managing underwriters appointed pursuant hereto will have equally shared responsibilities and economics, including for investor meetings and allocating the order book with all other joint book-running managing underwriters. In such an underwritten offering, the Noteholder (together with the Company and the Guarantors) will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering. If the Noteholder disapproves of the terms of the underwriting, the Noteholder may elect to withdraw therefrom by written notice to the Company and the joint book-running managing underwriters; provided, however, that such attempted offering will count as one of the Noteholder’s three (3) underwritten offerings described above. Notwithstanding anything in this Agreement to the contrary, an attempted offering will not count as one of the Noteholder’s three (3) underwritten offerings described above if the Noteholder’s decision to withdraw from, terminate, abandon or cancel such offering results from or arises out of an action by the Company or the Guarantors that could reasonably be expected to adversely affect the timing, marketability or offering price of the securities contemplated to have been offered in such registration.

(g) Restrictions on Underwritten Offerings. Notwithstanding anything in this Section 1 to the contrary, the Noteholder may not make, and the Company and the Guarantors will not be obligated to effect, an underwritten offering unless the aggregate principal amount of Registrable Securities being offered in such underwritten offering is at least $150,000,000 (unless the Noteholder is proposing to sell all of its remaining Notes). In addition, the Noteholder may not, without the Company’s prior written consent launch any offering within 90 days of any other underwritten offering of Registrable Securities by the Noteholder.

(h) No Other Demand Registrations. The Company and the Guarantors will not include in any underwritten registration pursuant to Section 1 any securities that are not Registrable Securities.

2. Restrictions on Demand Registration.

(a) Right to Defer or Suspend Registration. In the event that AerCap determines in good faith that any one or more of the following circumstances exist, the Company and the Guarantors may, at their option, (x) defer any registration of Registrable Securities in response to a Registration Request or (y) require the Noteholder to suspend any offering of Registrable Securities pursuant to a Registration Statement for the periods specified:

(i) if AerCap is subject to any of its customary suspension or blackout periods, for all or part of such period;

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(ii) if any offering would occur during the period commencing 15 days prior to any scheduled investor day presentation of AerCap and ending two days after the furnishing to the SEC of the Form 6-K or Form 8-K reporting the substance of such investor day presentation, for the duration of such period; and

(iii) for not more than sixty (60) days in the aggregate in any 180-day period, if AerCap believes that an offering would require the Company or any Guarantors, under applicable securities laws and other laws, to disclose material non-public information that would not otherwise be required to be disclosed at that time and AerCap believes in good faith that such disclosures at that time would not be in best interests of the Company or any Guarantor; provided that this exception shall continue to apply only during the time that such material non-public information has not been disclosed and remains material; provided, further, that upon disclosure of such material non-public information, the Company shall (x) notify the Noteholder; (y) terminate any deferral or suspension it has put into effect; and (z) take such actions necessary to permit registered sales of Registrable Securities as required or contemplated by this Agreement, including, if necessary, preparation and filing of a post-effective amendment or prospectus supplement so that the Registration Statement and any prospectus forming a part thereof will not include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Limitation on Deferrals and Suspensions. The Company and the Guarantors shall not be permitted to defer registration or require the Noteholder to suspend an offering pursuant to this Section 2 if the duration of all such deferrals or suspensions would for any individual deferral or suspension pursuant to Section 2(a)(i), (ii) or (iii) exceed sixty (60) consecutive days or if the duration of all such deferrals or suspensions would in the aggregate exceed one hundred ninety-five (195) days in any 12-month period.

(c) If the Company and the Guarantors defer any registration of Registrable Securities in response to a Registration Request or Take-Down Notice or require the Noteholder to suspend any offering of Registrable Securities, the Noteholder shall be entitled to withdraw such Registration Request or such Take-Down Notice, as the case may be, and if it does so, such request shall not be treated for any purpose as an exercise of a Registration Request or the delivery of a Take-Down Notice pursuant to Section 1.

3. Registration Procedures In connection with the registration obligations of the Company and the Guarantors pursuant to and in accordance with Section 1, the Company and the Guarantors will use commercially reasonable efforts to effect the registration and sale of such

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Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company and the Guarantors will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, subject to Section 1(c) of this Agreement, make all required filings with FINRA and thereafter use commercially reasonable efforts to cause such Registration Statement to become effective upon filing but in any event not later than thirty (30) days after the filing of such Registration Statement; provided that before filing a Registration Statement or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement), the Company will furnish to the Noteholder copies of all documents proposed to be filed. If the Noteholder informs the Company in writing within five Business Days that it has any objections to the filing of such Registration Statement, amendment or supplement, the Company will not file such Registration Statement, amendment or supplement prior to the date that is five Business Days from the date the Noteholder received such document. The Company will not file any Registration Statement or amendment or supplement to such Registration Statement to which the Noteholder will have reasonably objected in writing on the grounds that (and explaining why) such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than the Effectiveness Period or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Noteholder, set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Noteholder set forth in such Registration Statement;

(c) furnish to the Noteholder, without charge, such number of conformed copies of such Registration Statement and of each post-effective amendment thereto, and deliver, without charge, such number of copies of each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as the Noteholder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by it;

(d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Noteholder reasonably requests in writing (provided that the Company and the Guarantors will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

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(e) promptly notify the Noteholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to the Noteholder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) promptly notify the Noteholder (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, (iv) of the receipt by the Company or the Guarantors or their legal counsel of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) the happening of any event that requires the Company or the Guarantors to make changes in any effective Registration Statement or the Prospectus related to the Registration Statement necessary to make the statements in such Registration Statement not misleading or the statements in such Prospectus not misleading in light of the circumstances in which they were made (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made);

(g) use commercially reasonable efforts to cause all such Registrable Securities to be listed on the Irish Stock Exchange and to maintain such listing on the Irish Stock Exchange or another recognized stock exchange, as defined under the Irish Tax Consolidation Act, for a period of not less than seven years from the Closing Date;

(h) enter into such customary agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings) and take all such appropriate and reasonable other actions as the Noteholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) if such offering is an underwritten offering, make available for inspection by the Noteholder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the

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Noteholder or any such underwriter, all financial and other records, pertinent corporate documents of the Company as will be reasonably necessary to enable them to exercise their due diligence responsibilities, provided that each of the Noteholder, any such underwriter and any attorney, accountant or other agent retained by the Noteholder or any such underwriter will enter into a confidentiality agreement satisfactory to the Company;

(j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of AerCap and its Subsidiaries covering the period of at least twelve months beginning with the first day of AerCap’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use commercially reasonable efforts promptly to obtain the withdrawal of such order at the earliest practicable time;

(l) enter into such agreements and take such other actions as the Noteholder or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows”, and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition, including, as the underwriters reasonably request, making members of senior management of AerCap, as would customarily participate in “road show” and other customary marketing activities for an offering by AerCap comparable to such offering in size and type of securities offered, cooperate with the managing underwriters or underwriter and make themselves available to participate on a reasonable basis in “road show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the managing underwriters or underwriter (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(m) if such offering is an underwritten offering, use commercially reasonable efforts to obtain one or more comfort letters, addressed to the underwriters, the Noteholder (provided that AerCap’s independent public accountants will address a comfort letter to the Noteholder), dated the effective date of, or the date of the closing under the underwriting agreement for such offering, signed by AerCap’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters in underwritten offerings;

(n) if such offering is an underwritten offering, use commercially reasonable efforts to provide legal opinions of the Company’s and the Guarantors’ outside counsel, addressed to the underwriters, dated the effective date of, or the date of the closing under the underwriting agreement for such offering, each amendment and supplement thereto, with respect to the Registration Statement, each amendment and supplement thereto

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(including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(o) make available to the Noteholder each item of correspondence from the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange) and each item of correspondence written by or on behalf of the Company or the Guarantors to the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, other than, in each case, any item of correspondence relating to any reports delivered or required to be delivered under the Exchange Act whether or not in connection with such Registration Statement; and

(p) use their commercially reasonable efforts to procure the cooperation of the Trustee in settling any transfer of Registrable Securities, including with respect to the transfer of any physical certificates into book-entry form in accordance with any procedures reasonably requested by the Noteholder or the underwriters.

The Company and the Guarantors agree not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to the Noteholder by name, or otherwise identifies the Noteholder as the holder of any securities of the Company or the Guarantors, without the consent of the Noteholder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by applicable law.

The Company and the Guarantors may require the Noteholder to furnish the Company and the Guarantors with such information regarding the Noteholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

The Noteholder agrees that, upon receipt of any notice from the Company or the Guarantors of the happening of any event of the kind described in Section 3(e), 3(f)(ii) or 3(f)(iii) hereof, that the Noteholder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(c) hereof, which supplement or amendment shall be prepared and furnished as soon as reasonably practicable, or until the Noteholder is advised in writing by the Company or the Guarantors that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company or the Guarantors, the Noteholder shall use its commercially reasonable efforts to return to the Company and the Guarantors all copies then in its possession, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company and the Guarantors

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have determined that the use of the applicable prospectus may be resumed, the Company and the Guarantors will notify the Noteholder. In the event the Company or the Guarantors invoke an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company or the Guarantors to continue the Interruption Period ceases for any reason, the Company and the Guarantors shall, as soon as reasonably practicable, provide written notice to the Noteholder that such Interruption Period is no longer applicable. Notwithstanding anything in this paragraph to the contrary, no Interruption Period shall exceed sixty (60) days and, in any calendar year, no more than one hundred ninety-five (195) days in the aggregate may be part of an Interruption Period.

4. Registration Expenses.

(a) The Company and the Guarantors will, jointly and severally, pay all expenses incidental to the Company’s and the Guarantors’ performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and the Guarantors, independent certified public accountants, the reasonable fees and expenses of one counsel to represent the Noteholder selected by the Noteholder and all transportation and other expenses incurred by or on behalf of the Noteholder, the Company, the Guarantors or any underwriters, or their representatives, in connection with “roadshow” presentations and the holding of meetings with potential investors to facilitate the distribution and sale of the Registrable Securities. In addition, the Company and the Guarantors will, in any event, pay their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange as provided in Section 3(g).

(b) Selling Expenses will be borne by the Noteholder.

5. Indemnification.

(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless, and hereby do indemnify and hold harmless, the Noteholder, its affiliates and its directors, officers, employees and partners and each Person who controls the Noteholder (within the meaning of the Securities Act) against, and pay and reimburse the Noteholder and any such affiliate, director, officer, employee or partner or controlling person for, any losses, claims, damages, liabilities, joint or several, to which the Noteholder or any such affiliate, director, officer, employee or partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company and the Guarantors, jointly and severally, will pay and reimburse the Noteholder and each such affiliate, director,

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officer, employee, partner and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company or the Guarantors by the Noteholder or expressly for use therein. In connection with an underwritten offering, the Company and the Guarantors, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Noteholder.

(b) The Noteholder will furnish to the Company in writing such information and affidavits as the Company and the Guarantors may reasonably request for use in connection with any Registration Statement or prospectus and will indemnify and hold harmless the Company and the Guarantors, their respective directors and officers, each underwriter and each other Person who controls either Company or any Guarantor (within the meaning of the Securities Act) and each such underwriter against any losses, claims, damages, liabilities, joint or several, to which the Company or any Guarantors or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company or any Guarantor by the Noteholder expressly for use therein, and the Noteholder will reimburse the Company or any Guarantors and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by the Noteholder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such

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consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in this Section 5 is legally unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Noteholder will be obligated to contribute pursuant to this Section 5(e) will be limited to an amount equal to the proceeds received by the Noteholder in respect of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Noteholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

6. Rule 144 and 144A Reporting.

(a) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company and the Guarantors agree to use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company and the Guarantors under the Securities Act and the Exchange Act and keep public information available at any time when the Company and the Guarantors are subject to such reporting requirements.

Upon request of the Noteholder, the Company and the Guarantors will deliver to the Noteholder a written statement as to whether it has complied with such informational and reporting requirements and will, within the limitations of the exemptions provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Commission,

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instruct the transfer agent to remove the restrictive legend affixed to any Notes to enable such securities to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Commission.

(b) For purposes of facilitating sales pursuant to Rule 144A, to the extent AerCap is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Noteholder and any prospective purchaser of the Noteholder’s securities will have the right to obtain from AerCap, upon written request of the Noteholder prior to the time of sale, a copy of the most recent annual or quarterly report of AerCap, and such other reports and documents that AerCap would have been required to file if AerCap were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act as the Noteholder or prospective purchaser may reasonably request in writing in availing itself of any rule or regulation of the Commission allowing the Noteholder to sell any such securities without registration, including the information required by Rule 144A(d)(4) under the Securities Act.

7. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the written consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of the Company.

8. Governing Law, Dispute Resolution and Jurisdiction.

(a) This Agreement, all transactions contemplated by this Agreement, and all claims and defenses of any nature (including contractual and non-contractual claims and defenses) arising out of or relating to this Agreement, any transaction contemplated by this Agreement, and the formation, applicability, breach, termination or validity of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law principles that would apply the Law of another jurisdiction.

(b) Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or the transactions contemplated by this Agreement or the formation, applicability, breach, termination or validity thereof, shall be finally settled exclusively by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The arbitration shall be conducted by three arbitrators (the “Arbitral Tribunal”). The arbitration shall be conducted in the English language and the seat of the arbitration shall be New York, New York.

(c) The party or parties initiating arbitration (the “Claimant(s)”) shall nominate an arbitrator in its (their) request for arbitration (the “Arbitration Request”). The party or parties named as Respondent(s) in the Arbitration Request (the “Respondent(s)”) shall nominate an arbitrator within thirty (30) days of receipt of the Arbitration Request and shall notify the Claimant(s) of such nomination in writing. If within thirty (30) days of receipt of the Arbitration Request by the Respondent(s), the Respondent(s) has (have) not nominated an arbitrator, then the International Court of Arbitration of the ICC (the “ICC Court”) shall appoint an arbitrator on behalf of the Respondent(s). The first two arbitrators nominated by the parties or appointed by the ICC Court in accordance with the above shall nominate a third arbitrator within thirty (30)

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days of the confirmation by the ICC Court (or appointment in accordance with the above) of the arbitrator nominated/appointed on behalf of the Respondent(s). When the third arbitrator has accepted the nomination, the other two arbitrators shall promptly notify the parties of the nomination. If the first two arbitrators nominated/appointed fail to nominate a third arbitrator within the thirty (30) days referred to above, the ICC Court shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as chair of the Arbitral Tribunal. Each arbitrator shall be qualified to practice law under the Laws of the State of New York. An arbitrator shall be deemed to have met these qualifications unless any party objects within fifteen (15) days.

(d) The parties agree that any Award by the Arbitral Tribunal on interim measures shall be fully enforceable as such and an application for interim measures to a court of competent jurisdiction by any party to the arbitration shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate set out in this Section 8.

(e) In order to facilitate the comprehensive resolution of related disputes and to avoid inconsistent decisions in related disputes, upon request of any party to an arbitration proceeding commenced pursuant to this Section 8, any dispute, controversy or claim subsequently noticed for arbitration under the provisions of this Section may be consolidated with the earlier-commenced arbitration proceeding, as determined within the discretion of the Arbitral Tribunal appointed in the first-commenced arbitration proceeding. The Arbitral Tribunal must not consolidate such arbitrations unless the Arbitral Tribunal determines that (i) there are issues of fact or law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party hereto would be prejudiced as a result of such consolidation through undue delay, conflict of interest or otherwise. If the Arbitral Tribunal and any arbitration tribunal appointed in a subsequent arbitration proceeding disagree as to whether their respective arbitrations should be consolidated there shall be no consolidation.

(f) The ICC Court, any arbitrator, and their agents or Representatives, shall keep confidential and not disclose to any non-party the existence of the arbitration, non-public materials and information provided in the arbitration by another party, and orders or awards made in the arbitration (together, the “Arbitration Confidential Information”). If a party or an arbitrator wishes to involve in the arbitration a non-party – including a fact or expert witness, stenographer, translator or any other person – the party or arbitrator shall make reasonable efforts to secure the non-party’s advance agreement to preserve the confidentiality of the Arbitration Confidential Information. Notwithstanding the foregoing, a party may disclose Arbitration Confidential Information to the extent necessary to: (i) prosecute or defend the arbitration or proceedings related to it (including enforcement or annulment proceedings), or to pursue a legal right; (ii) respond to a compulsory order or request for information of a governmental or regulatory body; (iii) make disclosure required by law or by the rules of a securities exchange; (iv) seek legal, accounting or other professional services, or satisfy information requests of potential acquirers, investors or lenders, provided that in each case of any disclosure allowed under the foregoing circumstances (i) through (iv), where possible, the producing party takes reasonable measures to ensure that the recipient preserves the confidentiality of the information provided. The Arbitral Tribunal may permit further disclosure of Arbitration Confidential Information where there is a demonstrated need to disclose that outweighs any party’s legitimate interest in preserving confidentiality. This confidentiality provision survives termination of this

13

Agreement and of any arbitration brought pursuant to this Agreement. This confidentiality provision may be enforced by an arbitral tribunal or any court of competent jurisdiction, and an application to a court to enforce this provision shall not waive or in any way derogate from the agreement to arbitrate set out in this Section 8.

(g) If there is any dispute as to whether a dispute, controversy or claim is subject to arbitration, the Arbitral Tribunal shall have jurisdiction to decide the same.

(h) The agreement to arbitrate under this Section 8 shall be specifically enforceable. Any Award rendered by the Arbitral Tribunal shall be in writing and shall be final and binding upon the parties, and may include an award of costs, including reasonable legal fees and disbursements, to the prevailing party. The parties undertake to carry out any Award without delay and waive their right to any form of recourse based on grounds other than those contained in the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 insofar as such waiver can validly be made. Judgment upon any Award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets and, to the maximum extent permitted by Law, the parties agree that any court of competent jurisdiction in which enforcement of the Award is sought shall have power to enforce the relief awarded by the Arbitral Tribunal, regardless of whether such relief is characterized as legal, equitable or otherwise.

(i) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts located in New York, New York for enforcing the parties’ agreement to arbitrate, enforcing any arbitration Award or obtaining or enforcing interim measures (including injunctive relief). THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY IN ANY COURT OF COMPETENT JURISDICTION IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“AerCap” means AerCap Holdings N.V., a public limited liability company (naamloze vennotshap) incorporated under the laws of the Netherlands, and any successor in interest thereto.

“Agreement” has the meaning set forth in the preamble.

“AIG” means American International Group, Inc., a Delaware corporation, and any successor in interest thereto.

“Arbitral Tribunal” has the meaning set forth in Section 8(b).

“Arbitration Confidential Information” has the meaning set forth in Section 8(f).

“Arbitration Request” has the meaning set forth in Section 8(c).

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“Award” means an award, order or ruling (including for injunctive relief or specific performance) of the Arbitral Tribunal in accordance with, and subject to the terms of, this Agreement.

“Claimant” has the meaning set forth in Section 8(c).

“Closing” has the meaning set forth in the Share Repurchase Agreement.

“Closing Date” has the meaning set forth in the Share Repurchase Agreement.

“Commission” means the United States Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble and includes any successor in interest thereto.

“Effectiveness Period” has the meaning set forth in Section 1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Guarantees” has the meaning set forth in the preamble.

“Guarantors” has the meaning set forth in the preamble, and, in each case, any successor in interest thereto.

“ICC” has the meaning set forth in Section 8(b).

“ICC Court” has the meaning set forth in Section 8(c).

“Indenture” has the meaning set forth in the preamble.

“Interruption Period” has the meaning set forth in Section 3.

“Law” means any federal, state, provincial or local, domestic or foreign law, statute, legislation, code, treaty, ordinance, or common law or any rule, regulation, order, writ, judgment, injunction, ruling, decree, stipulation, determination or award, agency requirement or other requirement or rule of law of any federal, state, provincial or local domestic or foreign governmental, legislative, judicial, administrative, arbitral or regulatory or self-regulatory authority, agency, commission, body, court or entity, including any such governmental authority having jurisdiction over the assessment, determination, collection or imposition of any federal, state, local or foreign taxes, charges, imposts, levies, fees or assessments of any kind whatsoever (including interest, penalties, fines, additions to tax or additional amounts with respect thereto).

“Noteholder” has the meaning set forth in the preamble.

“Notes” has the meaning set forth in the preamble.

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“Permitted Transferee” means any Subsidiary of AIG.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Respondent(s)” has the meaning set forth in Section 8(c).

“Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which the Noteholder notifies the Company of its intention to offer Registrable Securities.

“Registrable Securities” means the Notes issued to the Noteholder pursuant to the Share Repurchase Agreement. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering such securities, (y) they have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from registration under the Securities Act or (z) after the three-year anniversary of the Closing Date, they are eligible to be sold pursuant to Rule 144 without volume restrictions (but shall in no event under this clause (z) cease to be Registrable Securities prior to the date that is 90 days after the first day on which the Noteholder no longer beneficially owns any AerCap ordinary shares). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Request” means a request by the Noteholder for the registration under the Securities Act of the Registrable Securities held by it pursuant to Section 1 of this Agreement.

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

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“Share Repurchase Agreement” has the meaning set forth in the preamble.

“Shelf Offering” has the meaning set forth in Section 1(e).

“Shelf Registration” has the meaning set forth in Section 1(a).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form F-3 or Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities.

“Subsidiary” means any corporation, partnership, joint venture, trust, limited liability company, unincorporated association or other entity in respect of which such Person, directly or indirectly: (w) is entitled to more than 50% of the interest in the capital or profits; (x) holds or controls a majority of the voting securities or other voting interests; (y) has rights via holdings of debt or other contract rights that are sufficient for control and consolidation for purposes of generally accepted accounting principles in the United States of America; or (z) has the right to appoint or elect a majority of the board of directors or persons performing similar functions.

“Take-Down Notice” has the meaning set forth in Section 1(e).

10. Miscellaneous.

(a) No Inconsistent Agreements. The Company and the Guarantors will not hereafter enter into any agreement with respect to their securities which is inconsistent with or violates the rights granted to the Noteholder in this Agreement.

(b) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement, provided that the Noteholder will not have any right to an injunction to prevent the filing or effectiveness of any Registration Statement of the Company or the Guarantors, other than a Registration Statement filed pursuant to this Agreement in response to a Registration Request.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, the Guarantors and the Noteholder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d) Assignment of Registration Rights. The rights of the Noteholder to registration of all or any portion of its Registrable Securities pursuant to this Agreement may be assigned by the Noteholder to any Permitted Transferee to the extent of the Registrable Securities transferred as long as (i) the Noteholder, within ten (10) days after such transfer, furnishes to the Company and the Guarantors written notice of the transfer to the Permitted Transferee and (ii) such Permitted

17

Transferee agrees, following such transfer, to be subject to all applicable restrictions and obligations set forth in this Agreement, and executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company and the Guarantors, in which case the applicable Permitted Transferee shall be the beneficiary of all rights of the Noteholder and subject to all restrictions and obligations applicable to the Noteholder pursuant to this Agreement, to the same extent as the Noteholder.

(e) Successors and Assigns. Except as provided in Section 10(d) hereof, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. If any of the Registrable Securities is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange of other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall become bound hereby with respect to such other securities, which shall constitute Registrable Securities.

(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

(j) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following respective addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(j):

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if to the Company or the Guarantors:

AerCap Holdings N.V.

AerCap House

Stationsplein 965

1117 CE Schiphol

The Netherlands

Fax number: +31 20 655 9100

Attention: Chief Legal Officer

With a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Fax: 212-474-3700

Attention: Craig F. Arcella

if to the Noteholder:

American International Group, Inc.

80 Pine Street

New York, New York 10005

United States of America

Fax: 212-425-3275

Attention: General Counsel

With a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Peter J. Loughran, Esq.

Email Address: pjloughran@debevoise.com

[the remainder of this page left intentionally blank]

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IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

AMERICAN INTERNATIONAL GROUP, INC.

By
Name
Title

[Signature Page to Notes Registration Rights Agreement]

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

AERCAP IRELAND CAPITAL LIMITED

By
Name
Title

AERCAP GLOBAL AVIATION TRUST

By
Name
Title

AERCAP HOLDINGS N.V.

By
Name
Title

AERCAP AVIATION SOLUTIONS B.V.

By
Name
Title

AERCAP IRELAND LIMITED

By
Name
Title

[Signature Page to Notes Registration Rights Agreement]

INTERNATIONAL LEASE FINANCE CORPORATION

By
Name
Title

AERCAP U.S. GLOBAL AVIATION LLC

By
Name
Title

[Signature Page to Notes Registration Rights Agreement]

Schedule I

Guarantors

AerCap Holdings N.V.

AerCap Aviation Solutions B.V.

AerCap Ireland Capital Limited

AerCap Ireland Limited

International Lease Finance Corporation

AerCap U.S. Global Aviation LLC

Exhibit B

Form of Indenture

AERCAP GLOBAL AVIATION TRUST,

as Issuer,

THE GUARANTORS PARTY HERETO

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

JUNIOR SUBORDINATED INDENTURE

Dated as of June [●], 2015

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture

TRUST ACT	INDENTURE SECTION	INDENTURE SECTION
310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.09
	(b)	6.08
		6.10
311	(a)	6.13(a), 6.13(c)
	(b)	6.13(b)
	(b)(2)	7.03(a)(ii)
		7.03(b)
312	(a)	7.01
		7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
313	(a)	7.03(a)
	(b)	7.03(b)
	(c)	7.03(a), 7.03(b)
	(d)	7.03(c)
314	(a)	7.04
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not applicable
	(d)	Not applicable
	(e)	1.02
315	(a)	6.01(a)
	(b)	6.02
		7.03(a)(vi)
	(c)	6.01(b)
	(d)	6.01(c)
	(d)(1)	6.01(a)(i)
	(d)(2)	6.01(c)(ii)
	(d)(3)	6.01(c)(iii)
	(e)	5.13
316	(a)	1.01
	(a)(1)(A)	5.02
		5.11
	(a)(1)(B)	5.12
	(a)(2)	Not Applicable
	(b)	14.04
	(c)	Not Applicable
317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose be deemed to be a part of the Indenture.

i

JUNIOR SUBORDINATED INDENTURE, dated as of June [●], 2015, among AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of this Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE GUARANTORS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its junior subordinated debentures, notes or other evidences of indebtedness (the “Securities”). Each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide for the Guarantees on the terms and conditions set forth herein.

All things necessary to make this Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined herein have the meanings assigned to them herein and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date in question; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Law” means Title 11, U.S. Code or any federal or state law for the relief of debtors or other relevant law in any jurisdiction for the relief of debtors (including, without limitation, laws of Ireland and the Netherlands) relating to moratorium, bankruptcy, insolvency, receivership, winding up, liquidation, examinership or reorganization or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to Holdings, either the board of directors of Holdings or any committee of that board duly authorized to act on behalf of such board, and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Holdings to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close or such other day as provided in or pursuant to an Officers’ Certificate or supplemental indenture referred to in Section 3.01.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company Request” or “Company Order” means a written request or order signed in the name of the Issuer by an Officer.

“Corporate Trust Office” means (a) for Securities transfer purposes and for purposes of presentment and surrender of any Securities for final distribution thereon, DB Services Americas, Inc., MS JCK01-0218, 5022 Gate Parkway, Jacksonville, FL 32256, Attention: Shareholder Services and (b) for all other purposes, the office of the Trustee at Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company, 100 Plaza One, MS JCY03-0699, Jersey City, NJ 07311-3901, Attention: Institutional Cash & Securities Services (ICSS) / Asset-Backed Securities – AERCAP15 (facsimile number for receipt of notices: (212) 553-2458) or at such other location at which at any particular time its corporate trust business shall be administered.

“corporation” means corporations, associations, companies and business trusts.

“Covenant Default” has the meaning specified in Section 5.15.

“covenant defeasance” has the meaning specified in Section 13.03.

“Defaulted Interest” has the meaning specified in Section 3.07.

“defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 3.01, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default” has the meaning specified in Section 5.01.

“GAAP” means generally accepted accounting principles in the United States that are in effect from time to time. At any time after the date of this Indenture, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Holdings shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of the Securities.

“Global Security” means a Security in the form prescribed in Section 2.03 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s obligations under this Indenture and the Securities.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this junior subordinated indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

“interest,” when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer or any duly authorized attorney-in-fact of the Issuer or Holdings, as applicable.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or any Guarantor, as applicable, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities which have been defeased pursuant to Section 13.02 hereof; and

(iv) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this

Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Security, of the principal amount of such Security (or, in the case of an Original Issue Discount Security denominated in a foreign currency or currency unit, the U.S. dollar equivalent, determined as of the date of original issuance of such Security, of the amount determined as provided in (i) above), and (iii) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

“Permitted Jurisdiction” means any of the United States, any state thereof, the District of Columbia, or any territory thereof, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden, the United Kingdom, Switzerland, Bermuda, the Cayman Islands and Singapore.

“Person” means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified in or as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means any previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary, the financing terms, covenants, termination events and other provisions of which, including any Standard Securitization Undertakings, shall be market terms.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01 unless otherwise defined, modified or deleted in or pursuant to Section 3.01.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securitization Assets” means the accounts receivable, lease, royalty or other revenue streams and other rights to payment and all related assets (including contract rights, books and records, all collateral securing any and all of the foregoing, all contracts and all guarantees or other obligations in respect of any and all of the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving any and all of the foregoing) and the proceeds thereof, in each case pursuant to a Securitization Financing.

“Securitization Financing” means one or more transactions or series of transactions that may be entered into by Holdings or any Subsidiary of Holdings pursuant to which Holdings or any Subsidiary of Holdings may sell, convey or otherwise transfer Securitization Assets to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries that is not a Securitization Subsidiary) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Holdings or any Subsidiary of Holdings.

“Securitization Subsidiary” means a Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Holdings or a Subsidiary of Holdings, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of Holdings or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and (b) to which none of Holdings or any other Subsidiary of Holdings, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdings or such other Person shall be evidenced by a resolution of the Board of Directors of Holdings or such other Person giving effect to such designation.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness” means, except as modified by any supplemental indenture, (i) the principal, premium, if any, and interest in respect of (A) the Issuer’s or any Guarantor’s indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Issuer or a Guarantor; (ii) all of the Issuer’s and any Guarantor’s capitalized lease obligations; (iii) all of the Issuer’s and any Guarantor’s, as applicable, obligations representing the deferred purchase price of property; and (iv) all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (i) through (iii); provided, however, that Senior Indebtedness does not include: (x) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Securities issued under this Indenture; and (y) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables. For the avoidance of doubt, the 5.90% Junior Subordinated Debenture due 2065 and the 6.25% Junior Subordinated Debenture due 2065, each issued by International Lease Finance Corporation, shall not constitute Senior Indebtedness and shall rank pari passu in right of payment with the Securities.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries that are customary for a seller or servicer of assets in a Securitization Financing.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, subject to any provisions for adjustment or deferral of any such date as contemplated by Section 3.01.

“Subsidiary” means a corporation, partnership, trust or other entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by Holdings or by one or more other Subsidiaries, or by Holdings and one or more other Subsidiaries.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means to the extent required by any such amendment the Trust Indenture Act of 1939, as amended and except as provided in Section 9.05.

“U.S. Government Obligations” has the meaning specified in Section 13.04(a).

“Voting Stock” means stock or other interests evidencing ownership in a corporation, partnership, trust or other entity that ordinarily has voting power for the election of directors, or other persons performing equivalent functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

SECTION 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, including any request to authenticate and deliver Securities of any series pursuant to Section 3.03, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than certificates provided pursuant to Section 7.04(b), shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel or representations by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive and may be relied on by the Trustee, the Issuer and the Guarantors and any of their respective agents, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.05. Notices, Etc., to Trustee, Issuer and Guarantors. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(b) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by electronic mail, to the Issuer or such Guarantor, as applicable, addressed to it at the following address or at any other address previously furnished in writing to the Trustee by the Issuer:

AerCap House

Stationsplein 965, 1117 EC Schiphol

The Netherlands

Attention: Legal Department

Email: corporatenotices@aercap.com

with copies for information purposes only to

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attention: Craig F. Arcella

Email: CArcella@cravath.com

SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act or that is automatically deemed included in this Indenture by any of the provisions of the Trust Indenture Act, such required or automatically included provision shall control.

SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles (except Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 1.13. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of

Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest, except as provided in Section 5.02(a)(iii), if applicable, shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE II

Security Forms

SECTION 2.01. Forms Generally. The Securities of each series shall be in substantially the form (including permanent global form) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

The definitive Securities shall be printed, lithographed or engraved or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, in each case by the Issuer, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

SECTION 2.03. Provisions of Global Security. If Securities of a series are issuable in whole or in part in global form, as specified as contemplated by Section 3.01(s), then, notwithstanding the provisions of Section 3.01 and Section 3.02, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate principal amount of Outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. The global form may be permanent or temporary. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the principal amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by the Issuer or such other Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or Section 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Issuer or such other Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or Section 3.04 has been or simultaneously is delivered, any instructions by the Issuer with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.07 and except as provided in the preceding paragraph, the Issuer, the Trustee and any agent of the Issuer and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security as shall be specified in a written statement of the Depositary with respect to such permanent Global Security, for purposes of obtaining any consents or directions required to be given by the Holders pursuant to this Indenture.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, any Global Security shall provide, in addition to the provisions established pursuant to Section 2.01 and Section 3.01 and set forth in the preceding paragraphs, that the Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in such Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series, and that the Depositary, by accepting such Global Security, agrees to be bound by such provision.

SECTION 2.04. Legend. The following legend will appear on the face of all Global Securities issued under this Indenture.

“UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR

IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

ARTICLE III

The Securities

SECTION 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and the Securities of each such series shall rank equally and pari passu with the Securities of each other series, unless otherwise provided pursuant to this Section 3.01, but all Securities issued hereunder shall be subordinate and junior in right of payment, to the extent and in the manner set forth in Article XIV, to all Senior Indebtedness. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 9.06, or Section 11.07 and except for any Securities which, pursuant to Section 3.03, shall not have been issued and sold by the Issuer and are therefore deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal of the Securities of the series is payable and any provisions for the deferral of any such date; provided that the Stated Maturity shall be no less than one year from the issue date;

(e) the rate or rates (or the formula pursuant to which such rate or rates shall be determined) at which the Securities of the series shall bear interest, if any, and the rate or rates and applicability of interest with respect to deferred or overdue payments of principal or interest, if different from the rate of interest stated in the Security; the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and any provisions for the adjustment or deferral of any such date and the Regular Record Date or any formula for determining the Record Date for the interest payable on any Interest Payment Date;

(f) the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, and the place or places where the Securities of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Issuer in respect of the Securities of the series may be made;

(g) any provisions relating to the deferral of interest payments on the Securities of the series at the option of the Issuer or otherwise;

(h) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

(i) the obligation, if any, of the Issuer to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(j) any securities exchange or quotation system on which the Securities of the series may be listed or quoted, as applicable;

(k) if other than denominations of $200,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest (including compounded amounts), if any, on the Securities of the series shall be payable if other than the currency of the United States, which may be different for principal, premium, if any, interest, if any, and compounded amounts, if any;

(m) if the principal of (and premium, if any) or interest (including compounded amounts), if any, on the Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies other than that in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest (including compounded amounts), if any, on Securities of such series as to which such election is made shall be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

(n) if the amount of payments of principal of (and premium, if any) or interest (including compounded amounts), if any, on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(o) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(p) if the Securities of the series shall not rank equally and pari passu with the Securities of each other series issued under this Indenture, the ranking of the Securities of the series;

(q) any Event of Default with respect to the Securities of the series, if not set forth herein, and any additions, modifications or deletions in the Events of Default, covenants of the Issuer, notice requirements, or redemption provisions set forth herein with respect to the Securities of such series;

(r) whether either or both of Section 13.02 and Section 13.03 shall not apply to the Securities of the series;

(s) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities, which Depositary shall be, if then required by applicable law or regulation, a clearing agency registered under the Exchange Act; and

(t) any other terms of the series, including the covenants to be applicable to Securities of such series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

SECTION 3.02. Denominations. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, the Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

SECTION 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Issuer by one or more Officers. The signature of any of these Officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time Officers shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and make available for delivery such Securities. If all of the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(c) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel and paid for, will be legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting creditors’ rights generally, and except that such counsel may advise that the enforceability of the Securities is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars.

If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Issuer shall execute and the Trustee shall, upon receipt of a Company Order for the authentication and delivery of such Global Securities, authenticate and deliver one or more Global Securities with respect to each series of Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the initially issued Securities of such series, (ii) shall be registered in the name of the Depositary or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially in the form required in Section 2.04.

The Depositary must, at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

Neither the Trustee nor any agent thereof shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 3.04. Temporary Securities. Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, reproduced or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor a like principal amount of definitive Securities of the same series and tenor of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 3.05. Registration, Registration of Transfer and Exchange. The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the Corporate Trust Office of the Security Registrar the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like tenor and aggregate principal amount and Stated Maturity.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like tenor, aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at the Corporate Trust Office of the Security Registrar. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture or any supplement, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the

Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing and, in the case of definitive Securities, any other documentation or items reasonably requested by the Trustee or the Security Registrar.

No service charge to the Holder shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, Section 9.06 or Section 11.07 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of Securities of like tenor and of the series of which such Security is a part and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities of such series to be redeemed, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

If at any time the Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.01, the Issuer shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or become aware of such ineligibility, the Issuer’s election to issue Global Securities pursuant to Section 3.01 shall no longer be effective with respect to the Securities of such series and the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

Notwithstanding any other provision in this Indenture, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or except to the Trustee in exchange for definitive Securities as provided in this Indenture. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities evidenced in whole or in part by a Global Security, the Depositary may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Securities of such series unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Security Registrar, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Security Registrar (i) evidence to its satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by the Security Registrar to save the Issuer, the Security Registrar and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Security Registrar that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and, upon Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor, principal amount and Stated Maturity and bearing a number not contemporaneously outstanding. If after the delivery of such new Security, a bona fide purchaser of the original Security in lieu of which such new Security was issued presents for payment such original Security, the Issuer and the Security Registrar shall be entitled to recover such new Security from the Person to whom it was delivered or any Person taking therefrom, except a holder in due course, and the Security Registrar, and the Issuer shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Security Registrar or any agent of any of them in connection therewith.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or shall have become subject to notice of redemption in full, the Issuer in its discretion may, instead of issuing a new Security but otherwise subject to the immediately preceding paragraph, pay such Security without surrender thereof, except that any mutilated security shall be surrendered.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Security Registrar) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07. Payment of Interest; Interest Rights Preserved. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities,

interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Person or Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b) The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee, the Security Registrar and any agent of the Issuer, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee, the Security Registrar nor any agent of the Issuer, the Trustee or the Security Registrar shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, the Trustee, the Security Registrar or any agent of the Issuer, the Trustee or the Security Registrar, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security.

SECTION 3.09. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and shall be promptly cancelled by it. The Issuer may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and may deliver to the Security Registrar (or to any other Person for delivery to the Security Registrar) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Security Registrar shall be disposed of in accordance with its customary policies and procedures. The Issuer shall deliver, or cause to be delivered, notice of such cancellation to the Company Announcements Office of the Irish Stock Exchange (as long as any Securities are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require).

SECTION 3.10. Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11. CUSIP or ISIN Numbers. The Issuer in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Issuer shall use “CUSIP” or “ISIN” numbers in notices of redemption as provided herein; provided that (i) neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” or “ISIN” number that appears on any Security, check, advice of payment or redemption notice, (ii) any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Security or as contained in any notice of a redemption, (iii) reliance may be placed only on the other elements of identification printed on the Security and (iv) any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall notify the Trustee of changes in the “CUSIP” or “ISIN” numbers for the Securities of which it becomes aware.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving provisions expressly provided for herein), and the Trustee upon such Company Request, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, which instruments shall be reasonably requested by the Issuer, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Security Registrar for cancellation; or

(ii) all such Securities not theretofore delivered to the Security Registrar for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) have been called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee (acting in any capacity under this Indenture) under Section 6.07, and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

Remedies

SECTION 5.01. Events of Default. “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless it is specifically deleted or modified in the supplemental indenture, if any, or Officers’ Certificate, if any, under which such series of Securities is issued:

(a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the Securities of such series shall not constitute a default in the payment of interest for this purpose; or

(b) default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at Maturity, upon any redemption, by declaration or otherwise; or

(c) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Issuer or any Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Guarantor under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(d) the commencement by the Issuer or any Guarantor of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or any Guarantor in furtherance of any such action; or

(e) any other Event of Default provided in the supplemental indenture, if any, or Officers’ Certificate, if any, under which such series of Securities is issued or in the form of Security for such series.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.01(c) or 5.01(d)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 5.01(c) or 5.01(d) with respect to Securities of any series at the time Outstanding occurs, the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of and accrued but unpaid interest on (subject to any limitation thereon applicable to such series) all the Securities of such series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue interest on all Securities of that series, subject to any interest deferral provisions established pursuant to Section 3.01,

(ii) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of Outstanding Securities of such series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.02.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if

(a) default is made in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the Securities of such series shall not constitute a default in the payment of interest for this purpose,

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or

(c) default is made in the making or satisfaction of any sinking fund payment or analogous obligation when and if the same becomes due pursuant to the terms of any Security,

the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Securities or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be paid and applied as provided in Section 5.06.

SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall, subject to the subordination provisions hereof and subject to any modification by any applicable indenture supplemental hereto, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (in each of its capacities hereunder) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Issuer or its successors or assigns, as instructed by the Issuer in writing.

SECTION 5.07. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default or Covenant Default with respect to the Securities of that series;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or such Covenant Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 5.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. To the extent permitted by applicable law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10. Delay or Omission Not Waiver. To the extent permitted by applicable law, no delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default or Covenant Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or Covenant Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, in each case in accordance with the terms of this Indenture.

SECTION 5.11. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any purported direction with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.11.

SECTION 5.12. Waiver of Past Defaults. By written instrument delivered to the Issuer and the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default:

(a) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

(b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such default shall cease to exist, and any Event of Default or Covenant Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including compounded amounts) on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15. Covenant Default. “Covenant Default,” wherever used herein with respect to Securities of any series, means default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture or any Security of such series (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with elsewhere in this Article or which has expressly been included in this Indenture solely for the benefit of series of Securities other than such series), and continuance of such default or breach for a period of 60 days after there has been given a written notice by registered or certified mail to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Default” hereunder.

ARTICLE VI

The Trustee

SECTION 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.11, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney; and

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities, fees and expenses caused by taking or not taking such action in accordance with this Indenture.

SECTION 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 6.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

SECTION 6.07. Compensation and Reimbursement. Each of the Issuer and the Guarantors jointly and severally agree:

(a) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct;

(c) to indemnify the Trustee, its affiliates, officers, directors, employees and agents, for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on such Person’s part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

The provisions of this Section 6.07 shall survive any satisfaction and discharge of this Indenture, any defeasance of the Securities in accordance with Article XIII and the resignation and removal of the Trustee in accordance with Section 6.10.

SECTION 6.08. Disqualification; Conflicting Interests. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.13, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect of the Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(g) Notwithstanding replacement of the Trustee pursuant to this Section 6.10, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee and the Issuer shall pay to any replaced or removed Trustee all amounts owed under Section 6.07 upon such replacement or removal.

SECTION 6.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13. Preferential Collection of Claims Against Issuer. (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Obligors within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (c) of this Section:

(i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months’ period and valid as against the Obligors and their other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Obligors upon the date of such default; and

(ii) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Obligors and their other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Obligors) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Obligors in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable Bankruptcy Law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months’ period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Obligors in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable Bankruptcy Law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Obligors of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Obligors in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable Bankruptcy Law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to any applicable Bankruptcy Law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(iii) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months’ period; and

(iv) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

(i) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(ii) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(iii) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(iv) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

(v) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Obligors; and

(vi) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

(c) For the purposes of this Section only:

(i) the term “default” means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

(ii) the term “other indenture securities” means securities upon which an Obligor is an obligor outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of this Section, and (C) under which a default exists at the time of the apportionment of the funds and property held in such special account;

(iii) the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(iv) the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Obligors for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Obligors arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

(v) the term “Obligors” means any obligor upon the Securities.

SECTION 6.14. Appointment of Authenticating Agent. At any time when any of the Securities of one or more series remain outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to Securities of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits hereof and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made herein to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail notice of such appointment to each Holder of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. The provisions of Section 6.07 shall also apply to any Authenticating Agent.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Authenticating Agent bills the Trustee for its services, the Issuer may either pay the Authenticating Agent or provide funds to the Trustee which the Trustee shall use to pay the Authenticating Agent.

Pursuant to each appointment made under this Section, the Securities of each series covered by such appointment may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the form set forth in Section 2.02.

SECTION 6.15. Roles of Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each agent, custodian and other person employed by it to act hereunder.

ARTICLE VII

Holders’ Lists and Reports by Trustee and Issuer

SECTION 7.01. Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Trustee, at times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a),

or

(ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

SECTION 7.03. Reports by Trustee. (a) Within 60 days after the first December 15 occurring subsequent to the initial issuance of Securities hereunder and within 60 days after December 15 in each year thereafter, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such December 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

(i) any change to its eligibility under Section 6.09 and its qualifications under Section 6.08;

(ii) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 310(b) of the Trust Indenture Act;

(iii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding for which it is Trustee on the date of such report;

(iv) any change in the amount, interest rate and maturity date of all other indebtedness owing by the Issuer (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(ii), (iii), (iv), or (vi);

(v) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(vi) any additional issue of Securities which the Trustee has not previously reported; and

(vii) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.02.

(b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding for which it is Trustee at such time, such report to be transmitted within 90 days after such time.

(c) A copy of each such report shall, at the time of such transmission to Holders, be delivered by the Trustee to the Issuer who shall file a copy with each stock exchange upon which any Securities are listed and with the Commission, in each case to the extent required by the rules and regulations of such stock exchange or the Commission. The Issuer will promptly notify the Trustee when any Securities are listed on any stock exchange.

SECTION 7.04. Reports by Holdings. Holdings shall:

(a) file with the Trustee, within 15 days after Holdings is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that Holdings may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

or, if Holdings is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

provided that all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K or (C) will not be required to contain the separate financial information contemplated by Rule 3-10 of Regulation S-X promulgated by the Commission;

provided further that Holdings shall not be so obligated to file such reports with, or furnish such reports to, the Commission if the Commission does not permit such filing or furnishing, in which event Holdings will make available such information to prospective purchasers of Securities, in addition to providing such information to the Trustee and the Holders of the Securities, in each case within 15 days after the time Holdings would be required to file such information with, or furnish such information to, the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act, pursuant to the provisions set forth in clause (a) above.

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Holdings with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by Holdings pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(d) At any time when Holdings is not subject to Section 13 or 15(d) of the Exchange Act, so long as any of the Securities are outstanding, Holdings shall furnish at its expense, upon request, to the Holders and prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the Securities Act of 1933, as amended. This Section 7.04(d) is intended to be for the benefits of the Holders of the Securities and prospective purchasers of the Securities designated by such Holders from time to time.

(e) The foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the Commission’s EDGAR system (or a successor thereto) within the applicable time periods specified above.

ARTICLE VIII

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 8.01. Holdings.

(a) Holdings may not consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) Holdings is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Holdings or under the laws of a Permitted Jurisdiction (Holdings or such Person, as the case may be, being herein called “Successor Holdings”);

(ii) Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under the Securities and this Indenture pursuant to a supplemental indenture;

(iii) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;

(iv) Successor Holdings, if other than Holdings, shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel stating that the Guarantee to be provided by Successor Holdings has been duly authorized, executed and delivered by Successor Holdings and constitutes the legal, valid and enforceable obligation of Successor Holdings; and

(v) Successor Holdings shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Subsidiary may consolidate or amalgamate with or merge with or into Holdings; (B) Holdings may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in a Permitted Jurisdiction; and (C) Holdings may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b) Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Indenture and Holdings’s Guarantee and in such event Holdings will automatically be released and discharged from its obligation under this Indenture and Holdings’s Guarantee.

SECTION 8.02. The Issuer.

(a) The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”);

(ii) the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Securities and this Indenture pursuant to a supplemental indenture;

(iii) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;

(iv) if the Successor Issuer is other than the Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Issuer’s obligations under this Indenture and each series of Securities; and

(v) the Successor Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) the Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof; and (B) the Issuer may be converted into, or reorganized or reconstituted in the United States, any state thereof, the District of Columbia or any territory thereof.

(b) The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Securities and in such event the Issuer will automatically be released and discharged from its obligation under this Indenture and the Securities.

SECTION 8.03. Subsidiary Guarantors.

(a) Each Subsidiary Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Subsidiary (other than the Issuer) unless:

(i) the applicable Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”);

(ii) the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Securities and this Indenture pursuant to a supplemental indenture;

(iii) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;

(iv) the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel stating that the Guarantee to be provided by such Successor Subsidiary Guarantor has been duly authorized, executed and delivered by such Successor Subsidiary Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Subsidiary Guarantor; and

(v) the Successor Subsidiary Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Subsidiary may consolidate or amalgamate with or merge with or into a Subsidiary Guarantor; (B) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Subsidiary Guarantor solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction; and (C) any Subsidiary Guarantor may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b) The Successor Subsidiary Guarantor (if other than the applicable Subsidiary Guarantor) will succeed to, and be substituted for, the applicable Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee and in such event the applicable Subsidiary Guarantor will automatically be released and discharged from its obligation under this Indenture and such Subsidiary Guarantor’s Guarantee.

ARTICLE IX

Supplemental Indenture

SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Issuer and, if applicable, the Guarantors, in each case when authorized by a Board Resolution, and the Trustee (when authorized by Company Order), at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(a) to evidence the succession of another Person to Holdings or the Issuer and the assumption by any such successor of the covenants of Holdings or the Issuer, as the case may be, herein and in the Securities; or

(b) to add to the covenants of the Issuer or Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer or Guarantors; or

(c) to add any additional Events of Default; or

(d) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(e) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(f) to secure the Securities; or

(g) to establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 3.01; or

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(i) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer and, if applicable, the Guarantors, in each case when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or adversely affect any right of repayment at the option of the Holder of any Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c) modify any of the provisions of this Section 9.02, Section 5.12 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Section 6.11(b) and Section 9.01(h).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 9.07. Subordination Unimpaired. This Indenture may not be amended to alter the subordination of any of the Outstanding Securities or Guarantees without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

SECTION 9.08. Reservation of Rights of Trustee. Notwithstanding anything to the contrary in Sections 9.01 or 9.02, no supplemental indenture or modification or amendment to this Indenture which has the effect of (i) materially increasing the obligations or duties of the Trustee hereunder, (ii) materially decreasing the compensation or rights of the Trustee hereunder, or (iii) materially and adversely affecting the Trustee, shall become effective without prior consent of the Trustee.

ARTICLE X

Covenants

SECTION 10.01. Payment of Principal, Premium and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture, subject to the provisions of and any modifications provided by the supplemental indenture, if any, or Officers’ Certificate, if any, under which such series of Securities is issued.

SECTION 10.02. Maintenance of Office or Agency. The Issuer will maintain in each Place of Payment for any series of Securities (which Place of Payment shall include a location in the Borough of Manhattan, City of New York, State of New York or the Corporate Trust Office) an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03. Money for Securities Payments to Be Held in Trust. If the Issuer shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, they will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money. Any Paying Agent shall also be entitled to the benefits and protections afforded the Trustee under Article VI.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer on Company Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 10.04. Corporate Existence. Subject to Article VIII, the Issuer and AerCap Ireland Capital Limited will each do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises; provided, however, that neither the Issuer nor AerCap Ireland Capital Limited shall be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05. Statement by Officers as to Default. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of Holdings ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof (i) the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of Section 10.01 to Section 10.04, inclusive or (ii) a Covenant Default has occurred and is continuing, and if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which it may have knowledge.

SECTION 10.06. Waiver of Certain Covenants. The Issuer may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.04 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any term, provision or condition referred to in the immediately preceding paragraph. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive, compliance with any such term, provision or condition, whether or not such Holders remain Holders after such record date: provided, that unless such requisite percentage in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 10.07. Restrictions on Guarantees.

(a) Holdings will not cause or permit any of its Subsidiaries (other than a Securitization Subsidiary), directly or indirectly, to guarantee any capital markets debt or any unsecured credit facility (other than Standard Securitization Undertakings in connection with a Qualified Securitization Financing) of Holdings, the Issuer or any Subsidiary Guarantor (other than guarantees by any of the Issuer’s Subsidiaries of capital markets debt or unsecured credit facilities of the Issuer or any of its Subsidiaries) in each case after the date hereof, unless such Subsidiary:

(i) within five Business Days of the date on which it guarantees such capital markets debt or unsecured credit facility, executes and delivers to the Trustee a supplemental indenture in substantially the form of Exhibit A hereto pursuant to which such Subsidiary shall Guarantee all of the Issuer’s obligations under the Securities and this Indenture in accordance with the terms of Article XVI hereof; and

(ii) delivers to the Trustee an Opinion of Counsel stating that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by such Subsidiary and constitute the legal, valid and enforceable obligation of such Subsidiary.

Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture until such Guarantee is released in accordance with the provisions of this Indenture.

(b) Notwithstanding Section 10.07(a), Subsidiaries of the Issuer shall be permitted to guarantee capital markets debt and unsecured credit facilities of the Issuer and its Subsidiaries.

SECTION 10.08. Additional Amounts.

(a) The Issuer, the Guarantors and each Paying Agent will make all payments under or with respect to the Securities and each Guarantee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of (i) Ireland, the Netherlands or the United States, or with respect to each of the foregoing any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which the Issuer is organized or otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax (and, in the case of the Issuer that is treated as a transparent or pass-through entity for purposes of the tax law of a jurisdiction in which any of its owners, members or beneficial owners is organized or otherwise resident for tax purposes, any such jurisdiction or any political subdivision or any authority or agency therein or thereof having the power to tax), (iii) any jurisdiction from or through which payment on any Security or any Guarantee is made, or any political subdivision or any authority or agency therein or thereof having the power to tax or (iv) any jurisdiction in which a Guarantor that actually makes a payment on any Security or any Guarantee is organized or otherwise resident for tax purposes, or any political subdivision or any authority or agency therein or thereof having the power to tax (and, in the case of a Guarantor that is treated as a transparent or pass-through entity for purposes of the tax law of a jurisdiction in which any of its owners, members or beneficial owners is organized or otherwise resident for tax purposes, any such jurisdiction or any political subdivision or any authority or agency therein or thereof having the power to tax) (each a “Relevant Taxing Jurisdiction”), unless the Issuer, a Guarantor or a Paying Agent is required to withhold or deduct Taxes by law applicable to such Person or by the interpretation or administration thereof.

(b) If the Issuer, a Guarantor or a Paying Agent is so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to any Security or any Guarantee, the Issuer and the Guarantors will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such Security or the receipt of any payment in respect thereof); (2) any estate, inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant Holder or beneficial owner of the Securities to comply with a timely request in writing of the Issuer addressed to the Holder or beneficial owner, as the case may be (such request being made at a time that would enable such Holder or beneficial owner acting reasonably to comply with that request), to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such Holder or beneficial owner, as applicable; (4) any Taxes that are payable other than by deduction or withholding from a payment made under or with respect to any Security or any Guarantee; (5) any Taxes that are required to be deducted or withheld from a payment to an individual and that are required to be made pursuant to Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on taxation of savings income or any law implementing or complying with, or introduced in order to conform to such Directives; (6) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements (including any intergovernmental agreement or any law implementing any such agreement) entered into in connection with the implementation thereof; or (7) any United States Taxes withheld or deducted from a payment to any Holder or beneficial owner of the Securities that is described in Sections 871(h)(3)(B) or 881(c)(3) of the U.S. Internal Revenue Code of 1986, as amended; nor will the Issuer or Guarantors pay Additional Amounts (x) if the payment could have been made without such deduction or withholding if the Holder had presented the Security for payment (where presentation is required for payment) within 30 days after the date on which such payment on such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later, (y) with respect to any payment of principal of (or premium, if any, on) or interest on such Security to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security, or (z) in respect of any Security where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (7), (x), (y) and (z) of this paragraph.

(c) The Issuer and the Guarantors will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer and Guarantors will provide the Trustee, for the benefit of the Holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid. If, notwithstanding the efforts of the Issuer and Guarantors to obtain such receipts, the same are not obtainable, the Issuer and Guarantors will provide the Trustee with other evidence. In no event, however, shall the Issuer or any Guarantor be required to disclose any information it reasonably deems to be confidential.

(d) If the Issuer, a Guarantor or a Paying Agent is or will become obligated to deduct or withhold any Taxes and/or pay any Additional Amounts, each under or with respect to any payment made on the Securities or any Guarantee, at least 30 days prior to the date of such payment, the Issuer will deliver to the Trustee an Officers’ Certificate to such effect stating the amount and nature of any such deduction or withholding and, if Additional Amounts are payable, stating the amounts so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts deposited with it by the Issuer or the Guarantors to Holders on the relevant payment date. The Paying Agent shall not be required to deduct or withhold non-US Taxes from any such payments it makes or to pay Additional Amounts, except in accordance with the foregoing.

(e) Whenever in this Indenture there is mentioned, in any context:

(i) the payment of principal or interest;

(ii) redemption prices or purchase prices in connection with a redemption or purchase of Securities; or

(iii) any other amount payable on or with respect to any of the Securities or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The Issuer and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture, any Guarantee or any other document or instrument in relation thereof, and the Issuer and the Guarantors will agree to indemnify the Holders for any such taxes paid by such Holders.

(g) The obligations described under this heading will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Guarantor is organized or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein (each of which shall also be treated as a Relevant Taxing Jurisdiction).

ARTICLE XI

Redemption of Securities

SECTION 11.01. Applicability of Article. Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

SECTION 11.02. Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer of less than all the Securities of any series, the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the tenor, if applicable, of the Securities to be redeemed, and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction. For so long as the Securities are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuer shall deliver, or cause to be delivered, notice of redemption to the Company Announcements Office of the Irish Stock Exchange and, with respect to certificated Securities only, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the books of the Security Registrar, in each case at least five days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 11.04.

SECTION 11.03. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed (unless all of the Securities of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series subject to such redemption and not previously called for redemption, in accordance with the customary policies and procedures of the Trustee (or Depositary, as applicable) from time to time in effect and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04. Notice of Redemption. Notice of redemption shall be given by the Trustee, upon Company Order, by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his or her address appearing in the Security Register. All notices of redemption shall state:

(a) the Redemption Date (which must be a Business Day),

(b) the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(c) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(d) the CUSIP numbers of the Securities to be redeemed,

(e) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(f) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

(g) that the redemption is for a sinking fund, if such is the case. Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

SECTION 11.05. Deposit of Redemption Price. Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities or portion thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01 for Securities of any series, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 11.07. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing and, in the case of definitive Securities, any other documentation or items reasonably requested by the Trustee), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, such new Security so issued shall be a new Global Security.

ARTICLE XII

Sinking Funds

SECTION 12.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 12.02. Satisfaction of Sinking Fund Payments with Securities. The Issuer (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.06 and Section 11.07.

ARTICLE XIII

Defeasance and Covenant Defeasance

SECTION 13.01. Applicability of Article; Issuer’s Option to Effect Defeasance or Covenant Defeasance. Unless otherwise provided pursuant to Section 3.01 with respect to Securities of a series, this Article XIII shall be applicable to the Securities of such series, and the Issuer may at its option by Board Resolution, at any time, with respect to the Securities of such series, elect to have either Section 13.02 (if applicable) or Section 13.03 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article XIII.

SECTION 13.02. Defeasance and Discharge. Upon the Issuer’s exercise of the above option applicable to this Section, the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Issuer’s obligations with respect to such Securities under Section 3.04, Section 3.05, Section 3.06, Section 10.02 and Section 10.03 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article XIII. Subject to compliance with this Article XIII, the Issuer may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Securities of such series. Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default.

SECTION 13.03. Covenant Defeasance. Upon the Issuer’s exercise of the above option applicable to this Section, the Issuer shall be released from its obligations under Section 10.04 and Section 8.01 (and any other Sections applicable to such Securities that are determined pursuant to Section 3.01 to be subject to this provision) on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of the applicable series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. Following a covenant defeasance, payment of the Securities of such series may not be accelerated by reference to any Section specified above in this Section 13.03.

SECTION 13.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either Section 13.02 or Section 13.03 to the Outstanding Securities of such series:

(a) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article XIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest on the Outstanding Securities of such series to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof. Before such a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article XI, which shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(b) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as subsections Section 5.01(c) and (d) are concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Issuer in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period).

(c) Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Securities of such series to have a conflicting interest as defined in Section 6.08 or for purposes of the Trust Indenture Act with respect to any securities of the Issuer or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

(d) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound.

(e) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted.

(f) In the case of an election under Section 13.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(g) In the case of an election under Section 13.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(h) No event or condition shall exist that, pursuant to the provisions of Section 14.01, would prevent the Issuer from making payments of the principal of or interest on the Securities of such series on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(i) The Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (x) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including without limitation those arising under Article XIV of this Indenture, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, no opinion is given as to the effect of such laws on the trust funds except the following: (i) assuming such trust funds remained in the Trustee’s possession prior to such court ruling to the extent not paid to Holders of Securities of such series the Trustee will hold, for the benefit of such Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise, (ii) such Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (iii) no property, rights in property or other interests granted to the Trustee or such Holders in exchange for or with respect to any of such funds will be subject to any prior rights of holders of Senior Indebtedness, including without limitation those arising under Article XIV of this Indenture.

(j) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Issuer in connection therewith pursuant to Section 3.01.

(k) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

SECTION 13.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee — collectively, for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Anything herein to the contrary notwithstanding, if and to the extent the deposited money or U.S. Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee in accordance with this Section because of a court order or (ii) are for any reason insufficient in amount, then the Issuer’s obligations to pay principal of (and premium, if any) and interest on the Securities of such series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment. In any case specified in clause (i), the Issuer’s interest in the deposited money and U.S. Government Obligations (and proceeds thereof) shall be reinstated to the extent the Issuer’s payment obligations are reinstated.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE XIV

Subordination of Securities

SECTION 14.01. Securities Subordinated to Senior Indebtedness. The Issuer covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Securities and the payment of the principal of and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Issuer or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Issuer, whether or not involving insolvency or bankruptcy, (b) subject to the provisions of Section 14.02, that (x) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, or (y) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (x) and (y) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Securities of any series shall have been declared due and payable pursuant to Section 5.01 and such declaration shall not have been rescinded and annulled as provided in Section 5.02, then in any such case:

(i) the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Securities are entitled to receive a payment on account of the principal of or interest on the indebtedness evidenced by the Securities, including, without limitation, any payments made pursuant to Article XI or Article XII;

(ii) any payment by, or distribution of assets of, the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities or the Trustee would be entitled but for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Securities or to the Trustee under this instrument; and

(iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Issuer of any kind or character, whether in cash, property or securities, in respect of principal of or interest on the Securities or in connection with any repurchase by the Issuer of the Securities, shall be received by the Trustee or the Holders of any of the Securities before all Senior Indebtedness is paid in full, or provision made for such payment in money or money’s worth, such payment or distribution in respect of principal of or interest on the Securities or in connection with any repurchase by the Issuer of the Securities shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

Notwithstanding the foregoing, at any time after the 91st day following the date of deposit of cash, or in the case of Securities payable only in Dollars, U.S. Government Obligations, pursuant to Section 13.02 (provided all other conditions set out in such Section shall have been satisfied) the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness including, without limitation, those arising under this Article XIV.

SECTION 14.02. Disputes with Holders of Certain Senior Indebtedness. Any failure by the Issuer to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Issuer or assumed or guaranteed, directly or indirectly, by the Issuer for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section shall have been waived by the Issuer in the instrument or instruments by which the Issuer incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 14.01(b) if (a) the Issuer is disputing its obligation to make such payment or perform such obligation and (b) either (i) no final judgment relating to such dispute shall have been issued against the Issuer that is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (ii) in the event a judgment that is subject to further review or appeal has been issued, the Issuer shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

SECTION 14.03. Subrogation. In the event of the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Issuer that by their express terms are subordinated to Senior Indebtedness of the Issuer to the same extent as the Securities are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and as between the Issuer and its creditors other than holders of such Senior Indebtedness, including the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article that otherwise would have been made to the Holders shall be deemed to be a payment by the Issuer on account of such Senior Indebtedness, it being understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 14.04. Obligation of Issuer Unconditional. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuer and its creditors other than the holders of Senior Indebtedness, including the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and other creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

Upon payment or distribution of assets of the Issuer referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Issuer is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 14.05. Payments on Securities Permitted. Nothing contained in this Article or elsewhere in this Indenture or in the Securities shall affect (a) the obligations of the Issuer to make, or prevent the Issuer from making, payment of the principal of or interest on the Securities in accordance with the provisions hereof and thereof, except as otherwise provided in this Article or (b) the application by the Trustee of any money or U.S. Government Obligations deposited with it hereunder to the payment of the principal of or interest on the Securities or the retention of such payment by the Holders. Notwithstanding anything herein to the contrary, money or U.S. Government Obligations held in trust pursuant to Section 4.02 or 13.05 shall not be subject to the claims of the holders of Senior Indebtedness of any Guarantor under this Article XIV.

SECTION 14.06. Effectuation of Subordination by Trustee. Each Holder of Securities, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 14.07. Knowledge of Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee assigned to this transaction and working in the Trustee’s Corporate Trust Office has actual knowledge or unless same shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office (attn: Institutional Cash & Securities Services (ICSS) / Asset-Backed Securities – AERCAP15), and such notice clearly references the Securities, the Issuer or this Indenture, from the Issuer, any Holder, any paying agent or the holder or representative of any class of Senior Indebtedness; provided that if at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to or on or after such date.

For the avoidance of doubt, delivery of reports, information and documents to the Trustee under Section 7.04 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 14.08. Trustee May Hold Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 14.09. Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

With respect to the holders of Senior Indebtedness, (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, (b) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, (c) no implied covenants or obligations shall be read into this Indenture against the Trustee and (d) the Trustee shall not be deemed to be a fiduciary as to such holders.

SECTION 14.10. Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall require otherwise) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee, provided, however, that Sections 14.07 and 14.08 shall not apply to the Issuer if it acts as its own paying agent.

SECTION 14.11. Trustee; Compensation Not Prejudiced. Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 6.07.

ARTICLE XV

Subordination of Guarantees

SECTION 15.01. Guarantees Subordinated to Senior Indebtedness. The Guarantors covenant and agree, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that all payments pursuant to a Guarantee made by or on behalf of a Guarantor are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of a Guarantor or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of a Guarantor, whether or not involving insolvency or bankruptcy, (b) subject to the provisions of Section 14.02, that (x) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness of a Guarantor, or (y) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness of a Guarantor, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (x) and (y) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that any payment pursuant to a Guarantee shall have been declared due and payable pursuant to Section 5.01 and such declaration shall not have been rescinded and annulled as provided in Section 5.02, then in any such case:

(i) the holders of all Senior Indebtedness of the affected Guarantor shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment by the affected Guarantor in money or money’s worth, before the Holders of any of the Securities are entitled to receive a payment pursuant to a Guarantee, including, without limitation, any payments made pursuant to Article XI or Article XII;

(ii) any payment by, or distribution of assets of, the affected Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities or the Trustee would be entitled but for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness of the affected Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness of the affected Guarantor remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution by the affected Guarantor is made to the holders of the indebtedness evidenced by the Securities or to the Trustee under this instrument pursuant to a Guarantee; and

(iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the affected Guarantor of any kind or character, whether in cash, property or securities, in respect of a payment pursuant to a Guarantee, shall be received by the Trustee or the Holders of any of the Securities before all Senior Indebtedness of the affected Guarantor is paid in full, or provision made for such payment in money or money’s worth, such payment or distribution in respect of a payment pursuant to a Guarantee shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness of the affected Guarantor remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

Notwithstanding the foregoing, at any time after the 91st day following the date of deposit of cash, or in the case of Securities payable only in Dollars, U.S. Government Obligations, pursuant to Section 13.02 (provided all other conditions set out in such Section shall have been satisfied) the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness including, without limitation, those arising under this Article XV.

In relation to any Guarantor incorporated under the laws of the Netherlands, this Section 15.01 also constitutes an agreement on ranking within the meaning of article 3:277(2) of the Netherlands Civil Code.

SECTION 15.02. Disputes with Holders of Certain Senior Indebtedness. Any failure by a Guarantor to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by a Guarantor or assumed or guaranteed, directly or indirectly, by a Guarantor for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section shall have been waived by such Guarantor in the instrument or instruments by which such Guarantor incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 15.01(b) if (a) the affected Guarantor is disputing its obligation to make such payment or perform such obligation and (b) either (i) no final judgment relating to such dispute shall have been issued against the affected Guarantor that is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (ii) in the event a judgment that is subject to further review or appeal has been issued, the affected Guarantor shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

SECTION 15.03. Subrogation. In the event of the payment in full of all Senior Indebtedness of an affected Guarantor, the holders of the Guarantees shall be subrogated (equally and ratably with the holders of all obligations of such Guarantor that by their express terms are subordinated to Senior Indebtedness of such Guarantor to the same extent as the Guarantees are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Senior Indebtedness until all amounts owing on the Guarantees shall be paid in full, and as between such Guarantor and its creditors other than holders of such Senior Indebtedness, including the Holders, no such payment or distribution made to the holders of such Senior Indebtedness by virtue of this Article that otherwise would have been made to the Holders shall be deemed to be a payment by such Guarantor on account of such Senior Indebtedness, it being understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness of an affected Guarantor, on the other hand.

SECTION 15.04. Obligation of Guarantors Unconditional. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among a Guarantor and its creditors other than the holders of such Guarantor’s Senior Indebtedness, including the Holders, the obligation of a Guarantor, which is absolute and unconditional, to pay to the Holders an amount pursuant to the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and other creditors of such Guarantor other than the holders of such Guarantor’s Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of such Guarantor’s Senior Indebtedness in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon payment or distribution of assets of an affected Guarantor referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of such Guarantor is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of such Guarantor’s Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 15.05. Payments on Guarantees Permitted. Nothing contained in this Article or elsewhere in this Indenture or in the Securities shall affect (a) the obligations of the Guarantors to make, or prevent the Guarantors from making, payments pursuant to the Guarantees in accordance with the provisions hereof and thereof, except as otherwise provided in this Article or (b) the application by the Trustee of any money or U.S. Government Obligations deposited with it hereunder to any payment pursuant to any Guarantee or the retention of such payment by the Holders. Notwithstanding anything herein to the contrary, money or U.S. Government Obligations held in trust pursuant to Section 4.02 or 13.05 shall not be subject to the claims of the holders of Senior Indebtedness of any Guarantor under this Article XV.

SECTION 15.06. Effectuation of Subordination by Trustee. Each Holder of Securities, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 15.07. Knowledge of Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee assigned to this transaction and working in the Trustee’s Corporate Trust Office has actual knowledge or unless same shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office (attn: Institutional Cash & Securities Services (ICSS) / Asset-Backed Securities – AERCAP15), and such notice clearly references the Guarantees, the Guarantors or this Indenture, from the Guarantors, any Holder, any paying agent or the holder or representative of any class of Senior Indebtedness; provided that if at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, any payment pursuant to the Guarantees) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to or on or after such date.

For the avoidance of doubt, delivery of reports, information and documents to the Trustee under Section 7.04 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including a Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates received by it pursuant to this Indenture).

SECTION 15.08. Trustee May Hold Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 15.09. Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantors or by any noncompliance by the Guarantors with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

With respect to the holders of Senior Indebtedness, (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, (b) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, (c) no implied covenants or obligations shall be read into this Indenture against the Trustee and (d) the Trustee shall not be deemed to be a fiduciary as to such holders.

SECTION 15.10. Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall require otherwise) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee, provided, however, that Sections 15.07 and 15.08 shall not apply to the Issuer or Guarantor if it acts as paying agent.

SECTION 15.11. Trustee; Compensation Not Prejudiced. Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 6.07.

ARTICLE XVI

Guarantees

SECTION 16.01. Guarantees.

(a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on, if any, the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities, on the terms set forth in this Indenture by executing this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XVI notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.

(c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d) Except as expressly set forth in Section 16.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e) Subject to Section 16.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of Holdings or any of its Subsidiaries or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(g) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article V, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 16.01.

(h) Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 16.01.

(i) Each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 16.02. Limitation on Liability.

(a) Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(b) Notwithstanding any other provision in this Article XVI, the Guarantee provided by any Guarantor incorporated under the laws of Ireland (an “Irish Guarantor”) does not apply to any liability or indebtedness to the extent that it would result in the Guarantee constituting unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act 2014.

SECTION 16.03. Releases. A Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(a) (i) any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor or (y) all or substantially all the assets of such Subsidiary Guarantor; (ii) other than with respect to each Subsidiary Guarantor that is a party to this Indenture on the date of this Indenture, the release, discharge or termination of the guarantee by such Subsidiary Guarantor that resulted in the obligation of such Subsidiary Guarantor to Guarantee the Securities, except a release, discharge or termination by or as a result of payment under such guarantee; (iii) the consolidation, amalgamation or merger of any Subsidiary Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or (iv) the Issuer exercising its defeasance option pursuant to Article XIII or the Issuer’s obligations under this Indenture being discharged pursuant to Article IV; and

(b) if evidence of such release and discharge is requested to be executed by the Trustee, the Issuer delivering, or causing to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction, the release of the Guarantee and the execution of such evidence by the Trustee have been complied with.

SECTION 16.04. Successors and Assigns. This Article XVI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 16.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XVI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XVI at law, in equity, by statute or otherwise.

SECTION 16.06. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to Section 10.07 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit A hereto pursuant to which such Subsidiary shall become a Guarantor under this Article XVI and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel stating that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

SECTION 16.07. Non-Impairment. The failure to endorse a Guarantee on any Securities shall not affect or impair the validity thereof.

SECTION 16.08. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 16.09. Compliance with Applicable Law. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA Patriot Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities that maintain a business relationship with the Trustee. Accordingly, the Issuer and the Guarantors agree to provide to the Trustee, upon request from time to time, such identifying information and documentation as may be reasonably available in order to enable the Trustee to comply with Applicable Law in connection herewith.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AERCAP GLOBAL AVIATION TRUST, as Issuer

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED, as a Guarantor, in the presence of:

Name:
Title:

AERCAP HOLDINGS N.V., as a Guarantor

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V., as a Guarantor

By:
Name:
Title:

AERCAP U.S. GLOBAL AVIATION LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Junior Subordinated Indenture]

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED, as a Guarantor, in the presence of:

Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION, as a Guarantor

By:
Name:
Title:

[Signature Page to Junior Subordinated Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Junior Subordinated Indenture]

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE FOR

ADDITIONAL SUBSIDIARY GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [    ], 20[    ], among [    ] (the “Guaranteeing Subsidiary”) a subsidiary of AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), Holdings, AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “Issuer”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of June [●], 2015, among the Issuer, the Guarantors named therein and the Trustee, providing for the issuance from time to time of certain securities (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Securities and the Indenture (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 9.01 and 10.07 of the Indenture, the Trustee (when authorized by a Company Order), the Issuer and the other Guarantors (in each case when authorized by a Board Resolution) are authorized and required to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Issuer and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations (including the Guaranteed Obligations) and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article XVI of the Indenture, including, without limitation, Section 16.02 thereof.

3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

[signature page follows]

A-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

[GUARANTEEING SUBSIDIARY]

by
Name:
Title:

AERCAP GLOBAL AVIATION TRUST, as Issuer

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED, as a Guarantor, in the presence of:

Name:
Title:

AERCAP HOLDINGS N.V., as a Guarantor

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V., as a Guarantor

By:
Name:
Title:

AERCAP U.S. GLOBAL AVIATION LLC, as a Guarantor

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED, as a Guarantor, in the presence of:

Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION, as a Guarantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:
Name:
Title:

By:
Name:
Title:

Exhibit C

Form of Global Note

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON, UNLESS IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

No. 1	$500,000,000

CUSIP: [●]	ISIN: [●]

AERCAP GLOBAL AVIATION TRUST

6.50% Junior Subordinated Note due 2045

PRINCIPAL AMOUNT: $500,000,000

MATURITY DATE: June 15, 2045, subject to earlier redemption as set forth on the reverse of this Note

ISSUE DATE: June [●], 2015

INTEREST RATES:

FIXED RATE: Until but excluding June 15, 2025, 6.50% per annum, subject to increase pursuant to the section titled “Redemption for Change of Control Triggering Event”.

FLOATING RATE: From and including June 15, 2025, 4.30% (430 basis points) per annum plus 3-month LIBOR, subject to increase pursuant to the section titled “Redemption for Change of Control Triggering Event”.

INTEREST PAYMENT DATES:

FIXED RATE PERIOD: June 15 and December 15, subject to the Issuer’s right to defer interest payments and other conditions set forth on the reverse hereof; commencing December 15, 2015, until and including June 15, 2025.

FLOATING RATE PERIOD: March 15, June 15, September 15 and December 15, subject to the Issuer’s right to defer interest payments and other conditions set forth on the reverse hereof, commencing September 15, 2025, until and including June 15, 2045 or until and including the date the principal hereof has been paid or made available for payment.

REGULAR RECORD DATES: The Business Day prior to the relevant Interest Payment Date.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal amount set forth above on the Maturity Date set forth above, and to pay interest thereon, at the applicable interest rate set forth above, subject to the deferral and other provisions set forth herein, from the Issue Date of this Note or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually or quarterly as set forth herein, until the principal hereof has been paid or made available for payment. The interest paid or provided for on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, subject to the provisions set forth herein. Any interest on this Note that is not paid or provided for on any Interest Payment Date as a result of the deferral provisions set forth herein or otherwise, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on the date such payment is made, as more fully provided herein and in the Indenture. Payment of the principal of and interest on this Note will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided,

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however, that payment of interest on any Interest Payment Date (other than on the Maturity Date) may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address appears in the Security Register; provided, further, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Securities.

This 6.50% Junior Subordinated Note due 2045 (this “Note”) is one of a duly authorized issue of securities of the Issuer, issued and to be issued under a junior subordinated indenture dated as of June [●], 2015 (the “Indenture”) among the Issuer, the Guarantors party thereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture (and all indentures supplemental thereto) reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Guarantors party thereto, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The definitions of terms in and the provisions of this Note shall modify and supplement the Indenture, solely with respect to this Note, to the extent permitted under the Indenture. All terms not defined in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note may be redeemed prior to Stated Maturity as provided in the Indenture and herein. This Note will not have a sinking fund.

If an Event of Default with respect to this Note shall occur and be continuing, the principal of this Note shall become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Guarantors and the rights of the Holders of the Securities of each series to be effected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, as among the Issuer and its creditors other than holders of Senior Indebtedness, including the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Issuer upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $200,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of June [●], 2015.

AERCAP GLOBAL AVIATION TRUST

By:
Name:
Title:

5

Unless the certificate of authentication hereon has been executed by Deutsche Bank Trust Company Americas, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories or authorized Authenticating Agents, this Note shall not be entitled to benefits under the Indenture, or be valid or obligatory for any purpose.

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Date of Authentication:

June [●], 2015

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

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(Reverse of Note)

AERCAP GLOBAL AVIATION TRUST

6.50% Junior Subordinated Note due 2045

Interest

Fixed Interest Rate Period

During the period from and including the Issue Date of this Note, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, until but excluding June 15, 2025 (the “Fixed Rate Period”), this Note will bear interest at an annual rate equal to 6.50%, subject to increase pursuant to the section titled “Redemption for Change of Control Triggering Event”, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2015, until and including June 15, 2025, except as otherwise described below. If any date on which interest would otherwise be payable is not a Business Day, then the Interest Payment Date will be the next succeeding Business Day unless such day falls in the next calendar year, in which case the Interest Payment Date will be the immediately preceding Business Day. Interest will accrue to the date that interest is actually paid.

Interest during the Fixed Rate Period will accrue from and including the Issue Date or from and including the most recent Interest Payment Date to but excluding the next Interest Payment Date (each such period, an “Interest Period”). Interest during the Fixed Rate Period will be computed on the basis of a 360-day year divided into 12 months of 30 days each (a “30/360 basis”). The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of 30-day months and, for periods of less than a 30-day month, the actual number of days elapsed per 30-day month. Interest not paid on any Interest Payment Date during the Fixed Rate Period will continue to accrue on this Note and compound semi-annually or, to the extent that any such interest accrues and compounds during the Floating Rate Period, quarterly, as applicable, at the then applicable rate of interest on this Note.

Floating Rate Period

From and including June 15, 2025 until but excluding June 15, 2045 (the “Floating Rate Period”), this Note will bear interest at an annual rate equal to 4.30% (430 basis points) plus the 3-month LIBOR, subject to increase pursuant to the section titled “Redemption for Change of Control Triggering Event”, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2025, until and including June 15, 2045 (“Stated Maturity”), except as otherwise described below. If any date on which interest would otherwise be payable is not a Business Day, then the Interest Payment Date will be the immediately preceding Business Day.

Interest during the Floating Rate Period will accrue from and including each Interest Payment Date to but excluding the next Interest Payment Date (each such period,

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an “Interest Period”). Interest during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed (an “actual/360 basis”). Interest not paid on any Interest Payment Date during the Floating Rate Period will continue to accrue on this Note and compound quarterly at the then applicable rate of interest on this Note. All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

A “Business Day” means any day that is not a Saturday or a Sunday, that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed and shall also exclude any day on which banks are not open for dealings in deposits in U.S. dollars in the London interbank market.

“3-month LIBOR”, with respect to an Interest Period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on the Designated LIBOR Page as of 11:00 a.m. (London time) on the second Business Day immediately preceding the first day of such Interest Period. The term “Designated LIBOR Page” means the display on Reuters, on page LIBOR01, or any successor or substitute service or page providing rate quotations comparable to those currently provided on such page, as determined by the Calculation Agent from time to time, including, without limitation, on ICE Benchmark Administration Limited, for the purpose of displaying the London Interbank rates for U.S. dollars.

If 3-month LIBOR cannot be determined as described above, the Issuer will select four major banks in the London interbank market. The Issuer will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second Business Day immediately preceding the first day of such Interest Period. These quotations will be for deposits in U.S. dollars for a three-month period. Offered quotations must be based on a principal amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, 3-month LIBOR for the Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Issuer will select three rates quoted by three major banks in New York City, on the second Business Day immediately preceding the first day of such Interest Period. The rates quoted will be for loans in U.S. dollars for a three-month period. Rates quoted must be based on a principal amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks are quoting rates, 3-month LIBOR for the applicable period will be the same as for the immediately preceding Interest Period.

Calculation Agent

Calculations relating to 3-month LIBOR will be made by a calculation agent (the “Calculation Agent”), an institution appointed by the Issuer as the Issuer’s agent for this

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purpose. The Calculation Agent initially is Deutsche Bank Trust Company Americas. The Issuer may appoint a different institution to serve as Calculation Agent from time to time after the original Issue Date of this Note, pursuant to the calculation agency agreement with respect to this Note, dated as of June [●], 2015, among the Issuer, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Calculation Agent, without the consent of Holders and without notifying Holders of the change.

Right to Defer Interest Payments

The Issuer has the right, at any time and from time to time, to defer interest payments on this Note, including compounded amounts, if any, for one or more consecutive interest periods, each such deferral not to exceed consecutive interest periods exceeding five consecutive years (each such deferral period, a “Deferral Period”) so long as there is no Event of Default that has occurred and is continuing with respect to this Note, provided that deferral of interest payments may not extend beyond the Stated Maturity of this Note, any earlier accelerated maturity date arising from an Event of Default or any other earlier redemption of this Note. During a Deferral Period, interest will accrue on this Note and deferred interest on this Note will bear additional interest, compounded semi-annually or quarterly, as applicable, at the then applicable rate of interest on this Note. No interest will be due and payable on this Note until the end of a Deferral Period except upon a redemption of this Note during the Deferral Period or acceleration of maturity arising from an Event of Default.

The Issuer may pay at any time all or any portion of the interest accrued and unpaid as of such date. At the end of a Deferral Period, upon acceleration of maturity arising from an Event or Default or on any Redemption Date, the Issuer shall pay all accrued and unpaid interest, including compounded interest.

Once the Issuer has made all interest payments on this Note, with accrued and unpaid interest, including compounded interest, the Issuer can again elect to defer interest payments on this Note, subject to the limitations set forth herein and provided that no Event of Default has occurred and is continuing.

Notice of Deferral

The Issuer shall give written notice of its election to commence or continue any Deferral Period to the Trustee and each Holder of this Note at least five Business Days and not more than 60 Business Days before the next Interest Payment Date. Such notice shall be given to the Trustee and each Holder of this Note at such Holder’s address appearing in the Security Register by first-class mail, postage prepaid (or delivered electronically if held by DTC).

Dividend Stopper

From and after the Issuer’s written notice of their election to defer until the end of the related Deferral Period, neither Holdings nor any of its subsidiaries will be permitted to:

(i) declare or pay any dividend or other payment or distribution on the capital stock of Holdings or any preferred stock of the Issuer or any other Guarantor;

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(ii) redeem, purchase, acquire or make a liquidation payment on any of the capital stock of Holdings or any preferred stock of the Issuer or any other Guarantor;

(iii) make an interest, principal or premium payment, or repay, repurchase or redeem, any debt securities of the Issuer or any Guarantor that rank equal with or junior in right of payment to this Note or the guarantees hereof, as applicable; or

(iv) make any guarantee payment with respect to any guarantee by the Issuer or any Guarantor of debt securities if such guarantee ranks equal with or junior to this Note or the guarantees hereof, as applicable;

provided, however, that, during any Deferral Period, Holdings and its subsidiaries will be permitted to:

(i) pay dividends or distributions by way of issuance of the Holdings’ common stock;

(ii) declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or the issuing of stock under such a plan; or repurchase such rights;

(iii) purchase common stock relating to the issuance of common stock or rights under any of Holdings’ benefit plans with or for the benefit of one or more of its employees, officers, directors, consultants or independent contractors; and

(iv) make payments of principal or interest on any debt securities of the Issuer or any Guarantor that rank on a parity with this Note or payments under any guarantee by the Issuer or any Guarantor of the debt securities if such guarantee ranks on a parity with this Note, in each case ratably and in proportion to the respective amount of principal or accrued and unpaid interest, including compounded amounts, paid on this Note.

Redemption

Redemption on or after June 15, 2025

Subject to the provisions of Article XI of the Indenture, this Note may be redeemed, in whole or in part, at any time on and after June 15, 2025 at the Issuer’s option, at a redemption price equal to 100% of the principal amount of this Note so redeemed, and accrued and unpaid interest, including compounded amounts, if any, to but excluding the Redemption Date (subject to the right of the holder or holders of record on

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the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), provided that if this Note is not redeemed in whole, at least $50 million aggregate principal amount of Notes (excluding Notes held by the Issuer or any of the Issuer’s affiliates) must remain outstanding immediately after any such partial redemption. The Redemption Date shall be an Interest Payment Date.

Redemption for Rating Agency Event

Subject to the provisions of Article XI of the Indenture, this Note may be redeemed, in whole but not in part, at any time before June 15, 2025 at the Make-Whole Redemption Price to the Redemption Date (subject to the right of the holder or holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) upon the occurrence of a Rating Agency Event.

“Rating Agency Event” means that any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended) that then publishes a rating with respect to Holdings or the Issuer (a “rating agency”) amends, clarifies, changes or replaces any criteria it uses to assign equity credit to securities such as this Note, which amendment, clarification, change or replacement results in:

(a) the shortening of the length of time this Note is assigned a particular level of equity credit by that rating agency as compared to the length of time it would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of this Note; or

(b) the lowering of the equity credit (including up to a lesser amount) assigned to this Note by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of this Note.

“Make-Whole Redemption Price” means the greater of:

(a) 100% of the principal amount of this Note to be redeemed, and

(b) an amount equal to the present value of a principal payment on June 15, 2025 plus the sum of the present values of the scheduled payments of interest that would have accrued on this Note from the Redemption Date to June 15, 2025, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, as calculated by an Independent Investment Banker;

plus, in each case, accrued and unpaid interest, including compounded amounts, if any, on this Note to be redeemed to, but excluding, such Redemption Date.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Issuer.

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“Treasury Rate” means the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated by an Independent Investment Banker using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of this Note (assuming, for this purpose, that this Note were to mature on June 15, 2025) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note.

“Comparable Treasury Price” means, with respect to any Redemption Date for this Note, the average, as determined by the Issuer, of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Issuer obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Goldman, Sachs & Co and UBS Securities LLC and two other primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”) selected by the Issuer; provided that if any of the foregoing cease to be a Primary Treasury Dealer, the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Redemption for Changes in Withholding Taxes

Subject to the provisions of Article XI of the Indenture, this Note may be redeemed at the option of the Issuer, at any time in whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest, including compounded amounts, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to this Note, any Additional Amounts as a result of:

(i) a change in or an amendment to the laws (including any regulations, protocols or rulings promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

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(ii) any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, treaties or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment or introduction is announced or becomes effective on or after the date of this Note and where the Issuer cannot avoid such obligation by taking reasonable measures available to the Issuer. Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

Before the Issuer publishes or mails or delivers notice of redemption of this Note as described above, the Issuer will deliver to the Trustee an Officers’ Certificate stating that the Issuer cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and that all conditions precedent to the redemption have been complied with. The Issuer will also deliver an Opinion of Counsel from outside counsel stating that the Issuer would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or a new application or interpretation of such laws or regulations and that all conditions precedent to the redemption have been complied with.

This provision will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or a Guarantor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

Redemption for Change of Control Triggering Event

Subject to the provisions of Article XI of the Indenture, this Note may be redeemed at the option of the Issuer, in whole but not in part, at 101% of the principal amount thereof, plus accrued and unpaid interest, including compounded amounts, if any, to the Redemption Date (subject to the right of the holder or holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) within 60 days after the occurrence of a Change of Control Triggering Event.

If (i) a Change of Control Triggering Event occurs and (ii) the Issuer does not give notice prior to the 31st day following the Change of Control Triggering Event to redeem all of the Notes, the then applicable annual interest rate borne by the Notes will increase by 5.00% beginning on the 31st day following such Change of Control Triggering Event. The Issuer shall give written notice to the Trustee and the Calculation Agent (i) promptly following any Change of Control Triggering Event and (ii) at least five Business Days prior to the effectiveness of any increase in the interest rate borne by the Notes pursuant to the immediately preceding sentence. Neither the Trustee nor the Calculation Agent shall be charged with knowledge of the existence of any facts that would result in such an increase in the interest rate, unless and until a Responsible Officer of the Trustee assigned to this transaction and working in the Trustee’s Corporate Trust

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Office shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office (attn: Institutional Cash & Securities Services (ICSS) / Asset-Backed Securities – AERCAP15), and such notice clearly references this Note, the Issuer or the Indenture.

“Change of Control Triggering Event” means the occurrence of both a (1) Change of Control and (2) a Rating Decline.

“Change of Control” means:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings’s Voting Stock;

(2) Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of both the Issuer and AerCap Ireland Capital Limited, other than director’s qualifying shares and other shares required to be issued by law;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of the majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (who cannot include persons not elected by or recommended for election by the then-incumbent Board of Directors unless such Board of Directors of Holdings determines reasonably and in good faith that failure to approve any such persons as members of the Board of Directors of Holdings could reasonably be expected to violate a fiduciary duty under applicable law)), cease for any reason to constitute a majority of the Board of Directors of Holdings;

(4) (a) all or substantially all of the assets of Holdings and its subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a wholly-owned Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case (a) or (b) in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause (4) shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock

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representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a (x) Person or (y) wholly-owned Subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person; or

(5) Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

“Permitted Holders” means American International Group, Inc., Waha Capital, their respective Affiliates and the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a redemption in respect of a Change of Control Triggering Event is made in accordance with the requirements of this Note will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Management Group” means at any time, the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time.

“Rating Decline” shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of any of the Issuer’s senior unsecured debt securities by two Rating Organizations, if such senior unsecured debt securities are rated by all three Rating Organizations, or either Rating Organization, if such senior unsecured debt securities are only rated by two Rating Organizations, shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

“Rating Date” means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

“Rating Organizations” means the following nationally recognized rating organizations: Moody’s, S&P and Fitch or, if any of Moody’s, S&P or Fitch or all three shall not make a rating on the relevant senior unsecured debt securities of the Issuer publicly available, a nationally recognized rating agency, or agencies, as the case may be, selected by the Issuer that shall be substituted for any of Moody’s, S&P or Fitch or all three, as the case may be.

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Redemption Procedures

The Issuer may not redeem this Note in part unless all accrued and unpaid interest, including compounded amounts, if any, has been paid on this Note for all Interest Periods terminating on or prior to the Redemption Date.

If the Issuer gives a notice of redemption in respect of this Note (which notice will be irrevocable) then, by no later than one Business Day prior to the Redemption Date, subject to the provisions of Sections 10.03 and 11.05 of the Indenture in the case that the Issuer is acting as Paying Agent, the Issuer will deposit with the Paying Agent funds sufficient to pay such amount in respect of this Note and will give such Paying Agent irrevocable instructions and authority to pay such amounts to the Holder of this Note upon surrender of this Certificate.

Notwithstanding any requirements or provisions to the contrary in the Indenture, if notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the Holder of the portion of this Note so called for redemption will cease, except the right of the Holder to receive the Redemption Price, but without interest on such Redemption Price. In the event that payment of the Redemption Price in respect of this Note is improperly withheld or refused and not made by the Issuer, interest on this Note will continue to accumulate from the original Redemption Date to the date of payment.

Subordination

This Note and the Guarantees hereof will be subordinated to the Senior Indebtedness as set forth in and to the extent provided in Article XIV and Article XV, respectively, of the Indenture.

Tax Treatment of this Note

The Issuer agrees, and by acceptance of this Note, or a beneficial interest therein, the Holder and each beneficial owner of this Note agree, to treat this Note as indebtedness for U.S. Federal income tax purposes.

Listing

The Issuer shall use its commercially reasonable efforts to list this Note on the Irish Stock Exchange no later than the first initial interest payment date for this Note; and shall use its commercially reasonable efforts to maintain such listing on the Irish Stock Exchange or another recognized stock exchange, as defined under the Irish Tax Consolidation Act, for a period of not less than seven years from June [●], 2015.

Defeasance

Article XIII of the Indenture (Defeasance and Covenant Defeasance) will not apply to this Note.

Governing Law

This Note will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of law principles (except Sections 5-1401 and 5-1402 of the New York General Obligations Law).

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The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by their entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian under

(Cut) (Minor)

Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert social security or other identifying number of Assignee)

(Name and address of Assignee, including zip code, must be printed or typewritten.)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

Date:

Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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